                                                                     EXHIBIT 2.4

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                      CONTINENTAL GENERAL INSURANCE COMPANY

                                CERES GROUP, INC.

                       PENNSYLVANIA LIFE INSURANCE COMPANY

                                       AND

                       UNIVERSAL AMERICAN FINANCIAL CORP.

                          DATED AS OF DECEMBER 20, 2002
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                                TABLE OF CONTENTS

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ARTICLE I  PURCHASE AND SALE........................................................................      1
   SECTION 1.1    PURCHASE AND SALE OF SHARES.......................................................      1
   SECTION 1.2    PURCHASE AND SALE OF REAL PROPERTY AND EQUIPMENT..................................      1
   SECTION 1.3    PURCHASE PRICE FOR THE SHARES.....................................................      2
   SECTION 1.4    PURCHASE PRICE FOR THE ASSETS.....................................................      3
   SECTION 1.5    POST-CLOSING PRICE ADJUSTMENT.....................................................      3
   SECTION 1.6    CLOSING...........................................................................      4
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................      5
   SECTION 2.1    ORGANIZATION......................................................................      5
   SECTION 2.2    CAPITALIZATION/SUBSIDIARIES.......................................................      5
   SECTION 2.3    OWNERSHIP OF STOCK................................................................      6
   SECTION 2.4    AUTHORIZATION; VALIDITY OF AGREEMENT..............................................      6
   SECTION 2.5    CONSENTS AND APPROVALS; NO VIOLATIONS.............................................      6
   SECTION 2.6    FINANCIAL STATEMENTS..............................................................      7
   SECTION 2.7    NO UNDISCLOSED LIABILITIES........................................................      8
   SECTION 2.8    ABSENCE OF CERTAIN CHANGES........................................................      8
   SECTION 2.9    EMPLOYEE BENEFIT PLANS; ERISA.....................................................      8
   SECTION 2.10   LITIGATION........................................................................      9
   SECTION 2.11   NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS.......................................      9
   SECTION 2.12   TAXES.............................................................................     10
   SECTION 2.13   INTELLECTUAL PROPERTY.............................................................     15
   SECTION 2.14   CONTRACTS.........................................................................     15
   SECTION 2.15   LABOR MATTERS.....................................................................     16
   SECTION 2.16   RESERVES..........................................................................     16
   SECTION 2.17   INSURANCE PRODUCERS...............................................................     16
   SECTION 2.18   BOOKS AND RECORDS.................................................................     17
   SECTION 2.19   RELATED PARTY TRANSACTIONS........................................................     17
   SECTION 2.20   BROKERS OR FINDERS................................................................     17
   SECTION 2.21   INSURANCE; REINSURANCE; CLAIMS AND SERVICE AGREEMENTS.............................     18
   SECTION 2.22   ENVIRONMENTAL MATTERS.............................................................     19
   SECTION 2.23   INSURANCE COVERAGE................................................................     19
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................     19
   SECTION 3.1    ORGANIZATION......................................................................     19
   SECTION 3.2    AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION............................     19
   SECTION 3.3    CONSENTS AND APPROVALS; NO VIOLATIONS.............................................     19
   SECTION 3.4    ACQUISITION FOR INVESTMENT........................................................     20
   SECTION 3.5    FINANCING.........................................................................     20
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   SECTION 3.6    BROKERS OR FINDERS................................................................     20
   SECTION 3.7    EXCLUSIVITY OF SELLER'S AND PARENT'S REPRESENTATIONS..............................     20
ARTICLE IV  COVENANTS ..............................................................................     21
   SECTION 4.1    INTERIM OPERATIONS OF PYRAMID.....................................................     21
   SECTION 4.2    DUE DILIGENCE; ACCESS TO INFORMATION..............................................     23
   SECTION 4.3    TAX MATTERS.......................................................................     23
   SECTION 4.4    EMPLOYEE MATTERS..................................................................     27
   SECTION 4.5    PUBLICITY.........................................................................     28
   SECTION 4.6    APPROVALS AND CONSENTS; COOPERATION...............................................     28
   SECTION 4.7    UPDATES BY SELLER.................................................................     29
   SECTION 4.8    INTERCOMPANY AGREEMENTS AND BALANCES..............................................     29
   SECTION 4.9    GAAP FINANCIAL STATEMENTS.........................................................     29
   SECTION 4.10   COVENANT NOT TO NEGOTIATE SALE OF PYRAMID.........................................     30
   SECTION 4.11   NON-SOLICITATION..................................................................     30
   SECTION 4.12   [INTENTIONALLY LEFT BLANK]........................................................     30
   SECTION 4.13   COOPERATION ON FINANCING..........................................................     30
   SECTION 4.14   ANCILLARY AGREEMENTS..............................................................     31
   SECTION 4.15   HANDLING OF CERTAIN INSURANCE CLAIMS..............................................     31
ARTICLE V  INDEMNIFICATION .........................................................................     32
   SECTION 5.1    INDEMNIFICATION...................................................................     32
ARTICLE VI  CONDITIONS .............................................................................     34
   SECTION 6.1    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING.......................     34
   SECTION 6.2    CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND UNIVERSAL..........................     35
   SECTION 6.3    CONDITIONS TO THE OBLIGATIONS OF SELLER AND PARENT................................     36
ARTICLE VII  TERMINATION ...........................................................................     37
   SECTION 7.1    TERMINATION.......................................................................     37
   SECTION 7.2    PROCEDURE FOR AND EFFECT OF TERMINATION...........................................     37
ARTICLE VIII  MISCELLANEOUS.........................................................................     38
   SECTION 8.1    GOVERNING LAW AND CONSENT TO JURISDICTION.........................................     38
   SECTION 8.2    AMENDMENT AND MODIFICATION........................................................     38
   SECTION 8.3    NOTICES...........................................................................     38
   SECTION 8.4    INTERPRETATION....................................................................     39
   SECTION 8.5    COUNTERPARTS......................................................................     40
   SECTION 8.6    ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.......................................     40
   SECTION 8.7    SEVERABILITY......................................................................     40
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   SECTION 8.8    SERVICE OF PROCESS................................................................     40
   SECTION 8.9    ASSIGNMENT........................................................................     41
   SECTION 8.10   EXPENSES..........................................................................     41
   SECTION 8.11   WAIVERS...........................................................................     41
   SECTION 8.12   FURTHER ASSURANCES................................................................     41
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                                      iii
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                               PURCHASE AGREEMENT

      PURCHASE AGREEMENT, dated as of December 20, 2002 (the "Agreement"), by and among Continental General Insurance Company, a Nebraska insurance company ("Seller"), Ceres Group, Inc., a Delaware corporation ("Parent"), Pennsylvania Life Insurance Company, a Pennsylvania insurance company ("Purchaser"), and Universal American Financial Corp., a Delaware corporation ("Universal").

      WHEREAS, Seller is the record and beneficial owner of all of the issued and outstanding shares of capital stock of The Pyramid Life Insurance Company, a Kansas stock insurance company ("Pyramid"), all of such outstanding shares being referred to herein as the Shares; and

      WHEREAS, Parent is the record and beneficial owner of all of the issued and outstanding capital stock of Continental General Corporation, a Nebraska corporation, which owns all of the issued and outstanding capital stock of Seller; and

      WHEREAS, Universal is the record and beneficial owner of all of the issued and outstanding capital stock of American Exchange Life Insurance Company, a Texas corporation, which owns all of the issued and outstanding capital stock of Purchaser; and

      WHEREAS, Purchaser desires to purchase, and Seller desires to sell or cause to be sold to Purchaser, all of the Shares, subject to the terms and conditions of this Agreement;

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

      SECTION 1.1 PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the representations, warranties, covenants and agreements of the parties contained herein, at the Closing (as hereinafter defined), Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares, and upon completion of the Closing, Purchaser shall own the Shares.

      SECTION 1.2 PURCHASE AND SALE OF REAL PROPERTY AND EQUIPMENT.

      (a) Upon the terms and subject to the conditions set forth in this Agreement, immediately prior to the Closing (as hereinafter defined), Seller shall cause Pyramid to sell to Seller, and Seller shall buy from Pyramid, all of Pyramid's right, title and interest in and to, the following assets of Pyramid (collectively, the "Assets"):

            (i) all machinery, equipment, furniture, fixtures and other tangible personal property of Pyramid, including the items listed on Schedule 1.2(a)(i)-1 and excluding the items listed on Schedule 1.2(a)(i)-2,

            (ii) any leases for tangible personal property of Pyramid and maintenance or service agreements with respect to the tangible personal property or real property included in the Assets, each of which shall be duly assigned to Seller, including those listed on Schedule 1.2(a)(ii)-1, and excluding the items listed on Schedule 1.2(a)(ii)-2,

            (iii) the real property owned by Pyramid and located at 6201 Johnson Drive, Mission, Kansas 66202, as is more fully described on Schedule 1.2(a)(iii), together with all buildings, improvements, rights, tenements, hereditaments, privileges, appurtenances and fixtures thereon or thereunto belonging, and

            (iv) all computer software owned by or licensed by Pyramid and service or maintenance agreements with respect to software, information services or claims processing, including the software and agreements listed on Schedule 1.2(a)(iv).

      (b) Seller acknowledges and agrees that: (i) Seller and its representatives have the experience and knowledge to evaluate the Assets, (ii) Seller has made its own investigation into, and based thereon Seller has formed an independent judgment concerning the Assets, (iii) Seller accepts the condition of the Assets "AS IS, WHERE IS" and "WITH ALL FAULTS" without any representation, warranty or guarantee from Pyramid, Purchaser or Universal, express or implied, as to merchantability, fitness for a particular purpose or otherwise as to the condition, size, extent, quantity, type or value of such property.

      (c) In connection with the purchase and sale of the Assets, Seller shall assume, and shall pay, perform and discharge when due, any and all obligations under the contracts, agreements, leases and software licenses included in the Assets and all Liabilities directly associated with the ownership (or transfer pursuant to this Agreement) of the real property, intellectual property and tangible personal property included in the Assets, it being understood that periodic payments under the Liabilities in the ordinary course of business (such as monthly lease expenses) shall be prorated between Seller and Pyramid (with appropriate payments being made between them) on the basis that Pyramid shall bear the cost of such Liabilities prior to the Closing Date and Seller shall bear the cost of such Liabilities on or after the Closing Date. For purposes of this Agreement, the term "Liabilities" means any and all claims, assessments, debts, liabilities, commitments and obligations (including environmental liabilities), whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

      SECTION 1.3 PURCHASE PRICE FOR THE SHARES. On the Closing Date (as hereinafter defined) and subject to the terms and conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Shares, Purchaser shall pay to Seller an amount equal to $56,000,000, adjusted by the Capital Adjustment (as hereinafter defined) as estimated in good faith by Seller (as so adjusted, the "Shares Purchase



                                     - 2 -
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Price") by wire transfer of immediately available funds to an account or accounts designated by Seller not later than two (2) business days prior to the Closing Date. Seller shall provide Purchaser with written notice no later than five (5) business days prior to the Closing Date setting forth its good faith estimate in reasonable detail of the Capital Adjustment (the "Estimated Statement"), which shall be accompanied by the unaudited financial statements of Pyramid, as determined in accordance with SAP (as hereinafter defined), applied in accordance with past practice for the prior quarterly statutory financial statements, for the most recently closed month end for which such statements are available, which financial statements shall be utilized in computing the Capital Adjustment set forth in the Estimated Statement. The "Capital Adjustment" shall be the difference between the aggregate statutory capital and surplus of Pyramid, as determined in accordance with SAP, applied in accordance with past practice for the prior quarterly statutory financial statements, as of the Valuation Date (as hereinafter defined) and the statutory capital and surplus at June 30, 2002 ($20,657,523).

      SECTION 1.4 PURCHASE PRICE FOR THE ASSETS. Immediately prior to the Closing and subject to the terms and conditions set forth in this Agreement, in consideration of the sale and transfer of the Assets, Seller shall pay to Pyramid an amount equal to $1,000,000 (the "Asset Purchase Price") by wire transfer of immediately available funds to an account or accounts designated no later than two (2) business days prior to the Closing Date by Pyramid.

      SECTION 1.5 POST-CLOSING PRICE ADJUSTMENT. Not later than thirty (30) business days following the Closing Date, Seller shall deliver to Purchaser a computation (the "Final Statement") of the aggregate statutory capital and surplus of Pyramid as of the Closing Date (the "Valuation Date") determined in accordance with SAP applied in accordance with past practice for the prior quarterly statutory financial statements (the "Valuation Date Capital and Surplus"). The computation of the Valuation Date Capital and Surplus for purposes of the Estimated Statement and the Final Statement shall exclude any effect thereon from the sale of the Assets pursuant to this Agreement. The Final Statement shall be accompanied by unaudited financial statements of Pyramid as determined in accordance with SAP, applied in accordance with past practice for the prior quarterly statutory financial statements, for the period ending on the Valuation Date, which financial statements shall be utilized in computing the Valuation Date Capital and Surplus. Purchaser shall make available to Seller and Seller shall make available to Purchaser, access to all of their respective personnel and records (including work papers) necessary for Seller to prepare, and Purchaser to review, the Final Statement. Within twenty (20) business days after the delivery of the Final Statement from Seller, Purchaser shall deliver a notice to Seller indicating whether it accepts the computation in the Final Statement or, if it has any disagreements, the amount and nature of such disagreements in reasonable detail. If Purchaser accepts such computation or fails to give such notice, the Valuation Date Capital and Surplus shall be the amount as computed by Seller. If Purchaser's notice indicates any disagreement, Seller and Purchaser shall negotiate in good faith to promptly resolve any disagreements. If these issues have not been resolved within ten (10) business days after Purchaser delivers its notice to Seller, Purchaser and Seller shall submit such disagreements to Deloitte & Touche LLP (the "Accounting Firm") for resolution of all points of disagreement and determine the Valuation Date Capital and Surplus based on the Seller's original computation as adjusted for the resolution of such points of disagreement by the Accounting Firm. The Accounting Firm shall be directed to deliver to the Purchaser and the Seller, as promptly as practicable and in any event within 90 days after its appointment, a written report setting forth


                                     - 3 -
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the resolution of any such disagreement determined in accordance with the terms of this Agreement. The determination of the Accounting Firm shall be final, binding and non-appealable. Once the Valuation Date Capital and Surplus is determined, (i) if the Valuation Date Capital and Surplus is less than the estimated amount used in computing the Capital Adjustment set forth in the Estimated Closing Statement, Seller shall within three (3) business days pay the amount of the difference to Purchaser by wire transfer of immediately available funds, together with interest thereon computed as the prime rate as reported in The Wall Street Journal (Eastern Edition) on the Closing Date for the period from the Closing Date until the date of payment and (ii) if the Valuation Date Capital and Surplus is greater than such amount used in computing the Capital Adjustment set forth in the Estimated Closing Statement, Purchaser shall within three (3) business days pay the amount of such excess to Seller by wire transfer of immediately available funds, together with interest thereon at such prime rate for such period.

      SECTION 1.6 CLOSING.

      (a) The closing of the sale and purchase of the Shares contemplated by this Agreement (the "Closing") and the sale and purchase of the Assets contemplated by this Agreement shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York, on the last day of the first month in which all conditions to the obligations of the parties set forth in
Article VI hereof have been satisfied or waived or at such other place or at such other time or on such other date as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date").

      (b) At the Closing, Seller shall deliver or cause to be delivered to Purchaser (i) stock certificates evidencing all Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, free of all Encumbrances (as hereinafter defined), other than restrictions imposed by the United States federal or state securities laws and the insurance laws of the State of Kansas and Nebraska, and (ii) all other previously undelivered certificates and other documents required to be delivered by Seller to Purchaser at or prior to the Closing Date in connection with the transactions contemplated hereby.

      (c) At the Closing, Purchaser shall deliver to Seller (i) the Shares Purchase Price by wire transfer in immediately available funds to an account or accounts designated by Seller, and (ii) all other previously undelivered certificates and other documents required to be delivered by Purchaser to Seller at or prior to the Closing Date in connection with the transactions contemplated hereby.

      (d) Immediately prior to the Closing, Pyramid shall deliver or cause to be delivered to Seller such bills of sale, lease and contract assignments, deeds and other documents or instruments as Seller may reasonably request to transfer to Seller all right, title and interest in and to the Assets; PROVIDED, HOWEVER, that it is understood by the parties hereto that the sale of the Assets is on an "as, is, where is" basis and "with all faults." In furtherance of the immediately preceding proviso, Seller shall execute and deliver to Pyramid immediately prior to the Closing an assumption agreement and other instruments of assumption (in form and substance reasonably satisfactory to Purchaser and Seller) pursuant to which Seller assumes the Liabilities and agrees to indemnify the Purchaser and Universal against any failure to discharge the Liabilities.


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
      (e) Immediately prior to the Closing, Seller shall deliver to Pyramid the Asset Purchase Price by wire transfer in immediately available funds to an account or accounts designated by Pyramid.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Seller and Parent, jointly and severally, represent and warrant to Purchaser, at and as of the date hereof and again at and as of the Closing Date, as follows, subject to the disclosure schedules referenced herein (the "Disclosure Schedule").

      SECTION 2.1 ORGANIZATION.

      (a) Pyramid is a stock insurance corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Pyramid is duly qualified or licensed to do business and is in good standing in each jurisdiction listed in
Section 2.1 of the Disclosure Schedule. Pyramid transacts no business directly or indirectly in any jurisdiction other than those enumerated in Section 2.1 of the Disclosure Schedule, except in such jurisdictions where the failures to be so licensed or qualified could not reasonably be expected to have, individually and in the aggregate, a Pyramid Material Adverse Effect (as hereinafter defined). As used in this Agreement, "Pyramid Material Adverse Effect" means any material adverse change in, or material adverse effect on, the business, assets, financial condition or results of operations of Pyramid, taken as a whole; PROVIDED, HOWEVER, that, the effects of changes that are generally applicable to the life and health insurance markets in which Pyramid operates shall be excluded from the determination of a Pyramid Material Adverse Effect; and PROVIDED, FURTHER, that any adverse effect on Pyramid resulting from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Pyramid Material Adverse Effect.

      (b) Each of Seller and Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of Seller and Parent has all corporate power and authority to own the Shares (in the case of Seller), to carry on its business as it is now being conducted, and to enter into and carry out its obligations under this Agreement.

      SECTION 2.2 CAPITALIZATION/SUBSIDIARIES.

      (a) Section 2.2 of the Disclosure Schedule sets forth the authorized, issued and outstanding capital stock of Pyramid. Each of the outstanding shares of capital stock of Pyramid is duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. The Shares constitute all of the issued and outstanding capital stock of Pyramid. There are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating Seller or Pyramid to issue, transfer or sell any shares of capital stock or other equity interest in Pyramid or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of Pyramid to repurchase, redeem or otherwise acquire any capital stock of Pyramid, or (iii) voting trusts or similar agreements to which Seller or Pyramid is a party with respect to the voting of the capital stock of Pyramid.

      (b) Pyramid has no subsidiaries. Pyramid is not a partner, shareholder or joint venturer in any Person, except to the extent related to the investment activities of Pyramid in the ordinary course of business; PROVIDED, HOWEVER, that Pyramid does not own directly or indirectly, 3% or more of the outstanding voting securities of or otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any Person. For purposes of this Agreement, the term "Person" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

      SECTION 2.3 OWNERSHIP OF STOCK. Seller has all corporate power, right and authority to own the Shares. Seller has good title to the Shares. The Shares are owned by Seller free and clear of all Encumbrances, other than restrictions imposed by United States federal and state securities laws and the insurance laws of the States of Kansas and Nebraska. Upon the consummation of the transactions contemplated hereby, Seller will deliver to Purchaser title to the Shares, free and clear of all liens, charges, security interests, mortgages, pledges, options, encumbrances and restrictions ("Encumbrances"), other than restrictions noted in the preceding sentence. The certificates representing the Shares do not contain any restrictive legend or reference to any agreement.

      SECTION 2.4 AUTHORIZATION; VALIDITY OF AGREEMENT. Each of Seller and Parent has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller and Parent of this Agreement, and the consummation by each of them of the transactions contemplated hereby, has been duly authorized by all necessary corporate action, and no other corporate action on the part of Seller or Parent is necessary to authorize the execution and delivery by Seller or Parent of this Agreement and the consummation by either of them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and Parent and (assuming due and valid authorization, execution and delivery hereof by Purchaser and Universal) is a valid and binding obligation of Seller and Parent enforceable against Seller and Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      SECTION 2.5 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for: (a) filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (b) matters specifically described in Section 2.5 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Seller or Parent nor the consummation by Seller or Parent of the transactions contemplated hereby will require on the part of Seller, Parent or Pyramid any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or government agency (a "Governmental Entity"); except for such filings, registrations, notifications, authorizations, consents or approvals (other than under applicable insurance laws) the failure of which to obtain could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect and would not materially adversely affect the ability of Seller or Parent to perform their respective obligations under this Agreement. Except as disclosed in Section 2.5 of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Seller or Parent nor the consummation by Seller or Parent of the transactions contemplated hereby will: (i) violate any provision of the charter or by-laws of Seller, Parent or Pyramid, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Seller, Parent or Pyramid is a party or by which their properties or assets may be bound, or (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Seller, Parent or Pyramid or any of their properties or assets, except in each case for such violations, breaches or defaults under clauses (ii) or (iii) as could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect or materially adversely affect the ability of Seller or Parent to perform their respective obligations under this Agreement.

      SECTION 2.6 FINANCIAL STATEMENTS.

      (a) Seller has delivered to Purchaser true and correct copies of (i) audited statutory financial statements of Pyramid as of and for the years ended December 31, 2000 and 2001, including all exhibits, interrogatories, notes and schedules thereto and any actuarial opinion, affirmation or certification filed in connection therewith, and (ii) unaudited statutory financial statements as of and for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, including all exhibits, interrogatories, notes and schedules thereto, in each case as filed with the Kansas Insurance Department (the financial statements referenced in clauses (i) and (ii) of this subsection (a) are collectively referred to as the "SAP Financial Statements"). The SAP Financial Statements were prepared in conformity with accounting practices prescribed or permitted by the State of Kansas as reflected in its laws, rules, regulations and administrative requirements ("SAP"). Each of the balance sheets included in the SAP Financial Statements fairly presents in all material respects the financial position of Pyramid as of its date, and each of the statements of operations included in the SAP Financial Statements fairly presents in all material respects the results of operations and changes in capital and surplus and in cash flow of Pyramid for and during the respective periods covered thereby, in each case in accordance with SAP and consistently applied.

      (b) Each of the SAP Financial Statements (i) was timely filed with the insurance regulatory authorities in each of the jurisdictions listed in Section
2.1 of the Disclosure Schedule, and (ii) was true, complete and correct in all material respects when and as filed. All Assessments (as hereinafter defined) against Pyramid that relate to events occurring or business done prior to the Closing Date have been paid or properly reserved on the books and records of Pyramid. The amounts reserved by Pyramid for any estimated Assessments that have not been finalized and satisfied have been computed in all material respects in accordance with SAP and sound actuarial practices, consistently applied; it being understood that the foregoing representation relates to the practices used in computing reserves and does not and is not intended to constitute in any way a representation, warranty or guaranty as to the ultimate adequacy or sufficiency of such reserves. For purposes of this Agreement, the term


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
"Assessments" means all guaranty fund and other residual market assessments required by any Governmental Entity to be paid by Pyramid. To the knowledge of Seller, Parent and Pyramid, no Assessment in excess of $25,000 is pending or threatened against Pyramid as of the date hereof.

      (c) It is understood that the provisions of this Agreement (including Sections 2.6, 2.7, 2.12 and 2.16), do not constitute a representation, warranty or guaranty that the insurance reserves of Pyramid for future insurance policy benefits, losses, claims and expenses as shown in the SAP Financial Statements ultimately will be adequate or sufficient.

      SECTION 2.7 NO UNDISCLOSED LIABILITIES. As of September 30, 2002 (the "Balance Sheet Date"), Pyramid had no material liabilities or obligations except: (a) as disclosed in Section 2.7 of the Disclosure Schedule, (b) liabilities and obligations reflected in the interim unaudited balance sheet of Pyramid as of September 30, 2002 included in the SAP Financial Statement for the quarter then ended, and (c) liabilities and obligations incurred in the ordinary course of business that are not required to be reflected in a balance sheet prepared in accordance with SAP (assuming the same application of SAP as was used in preparing the SAP Financial Statements) and that could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect.

      SECTION 2.8 ABSENCE OF CERTAIN CHANGES. Except as: (a) disclosed in the SAP Financial Statements, (b) disclosed in Section 2.8 of the Disclosure Schedule, or (c) permitted by this Agreement, since the Balance Sheet Date, Pyramid has not: (i) suffered any change constituting a Pyramid Material Adverse Effect; (ii) amended its articles of incorporation or by-laws; (iii) split, combined or reclassified the Shares or issued additional Shares; (iv) declared or set aside or paid any dividend or other distribution with respect to the Shares, (v) made any material changes in the compensation or benefits of Pyramid's employees other than changes made in the ordinary course of business;
(vi) materially changed its accounting principles, practices or methods, except as required by SAP or applicable law, or (vii) taken any action of the type referred to in subsections (f), (i), (k) or (l)(ii) of Section 4.1.

      SECTION 2.9 EMPLOYEE BENEFIT PLANS; ERISA.

      (a) Pyramid does not employ, and since January 1, 2001 has not employed, any employees. All employees of the Pyramid business are employees of Ceres Administrators LLC ("Ceres Administrators").

      (b) Section 2.9(b) of the Disclosure Schedule sets forth a list of all "employee benefit plans", as defined in Section 3(3) of ERISA, and each other material plan in which Employees participated immediately prior to the Closing Date ("Benefit Plans"). Except as set forth in Section 2.9(b) of the Disclosure Schedule, no Benefit Plan is maintained at the Pyramid level. The Ceres Administrators 401(k) Plan has been maintained and operated in substantial compliance with the applicable requirements of the Code and ERISA and the regulations issued thereunder. A complete and correct copy of the most recent summary plan description (or other summary, in the case of a plan which is not subject to ERISA) for each Benefit Plan has been provided to Purchaser. Neither Pyramid nor any trade or business, whether or not incorporated, which together with Pyramid would be deemed a single employer within the meaning of Section

4001(b)(1) of ERISA (an "ERISA Affiliate"), has since July 26, 2000 contributed to, maintained, or had any liability with respect to any pension plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA, including but not limited to any "multiemployer plan," as defined in Section 3(37) of ERISA. To the knowledge of Seller, Parent and Pyramid has no liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, under
Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.

      SECTION 2.10 LITIGATION. Any and all litigation, actions, suits and proceedings involving Pyramid as of the date of this Agreement are listed in
Section 2.10 of the Disclosure Schedule. Except as disclosed in Section 2.10 of the Disclosure Schedule, as of the date of this Agreement there is no action, suit or proceeding pending or, to the knowledge of Seller, Parent or Pyramid, threatened, involving Seller or any of Seller's affiliates (as hereinafter defined) by or before any arbitrator or Governmental Entity or by any third party that (i) challenges the validity of or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or (ii) could reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. As used in this Agreement, an "affiliate" of, or a Person "affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of the foregoing definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      SECTION 2.11 NO DEFAULT; COMPLIANCE WITH APPLICABLE LAWS.

      (a) Pyramid is not in default or violation of any term, condition or provision of: (i) its articles of incorporation or by-laws; (ii) any contract, agreement, note, loan, evidence of indebtedness, or other instrument or agreement to which it is a party or by which it is bound; (iii) any statute, law, rule, regulation, judgment, decree, order, arbitration award, or Required Permit (as hereinafter defined) applicable to Pyramid including, without limitation, laws, rules and regulations relating to the environment, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious or sex discrimination, excluding from the foregoing clauses (ii) and (iii), defaults or violations which could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. Except as set forth in Section 2.11(a) of the Disclosure Schedule, Pyramid has not received any written notice from any Governmental Entity alleging any violation of the type described in clause (iii) above or directing Pyramid to take any remedial action, in any case which has not been settled or otherwise finally resolved or which could reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect.

      (b) Pyramid owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments that are required for its business and operations, except for those the failure of which to have has not had or could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect (the "Required Permits"). The Required Permits are valid and in full force and effect and, except as disclosed in Section 2.11(b) of the Disclosure

Schedule, none of Seller, Parent or Pyramid has received any notice of any inquiry or proceeding that could reasonably be expected to result in the suspension, revocation or material limitation of any such permit. Pyramid is not currently the subject of any supervision, conservation, rehabilitation, liquidation, receivership, insolvency or other similar proceeding nor, other than as described in Section 2.11(b) of the Disclosure Schedule, nor is it operating under any agreement or understanding with the licensing authority of any State which materially restricts its authority to do business as presently contemplated.

      (c) Section 2.11(c) of the Disclosure Schedule lists all active licenses (including, without limitation, licenses and Certificates of Authority from insurance regulatory authorities), permits or authorizations to transact the business of insurance (the "Certificates of Authority," and each a "Certificate of Authority"), and sets forth the lines of insurance which are permitted to be written with respect to each such Certificate of Authority. Except as otherwise described in Section 2.11(c) of the Disclosure Schedule, no Certificate of Authority identified in such Schedule has been revoked, restricted, suspended, limited or modified nor is any Certificate of Authority the subject of, nor to the knowledge of Seller, Parent or Pyramid is there a reasonable basis for, a proceeding for revocation, restriction, suspension, limitation or modification, nor, to the knowledge of Seller, Parent or Pyramid, has any such proceeding been threatened by any licensing authority, nor is Pyramid operating under any formal or informal agreement or understanding with any insurance regulatory authority which restricts its authority to do business or to take, or refrain from taking, any action.

      (d) Pyramid has previously delivered or made available to Purchaser true and complete copies of the reports (or the most recent draft thereof, to the extent any final report is not available) reflecting the results of the two most recent financial examinations of Pyramid and market conduct examinations issued since January 1, 2000 of Pyramid by any insurance regulator. Pyramid has taken steps believed by Seller to be reasonable to respond to the issues raised in such examinations.

      SECTION 2.12 TAXES. Except as disclosed in Section 2.12 of the Disclosure
Schedule:

      (a) Pyramid has: (i) timely filed or caused to be filed, or there has been filed on its behalf, all Tax Returns (as hereinafter defined) required to be filed by it or any Affiliated Group (as hereinafter defined) of which it is or has been a member after July 26, 2002 for all fiscal periods ended before the Closing Date, and all such returns are true, correct and complete in all material respects and (ii) paid all Taxes (as hereinafter defined) due with respect to the periods covered by such Tax Returns.

      (b) There are no ongoing United States federal, state, local or foreign audits or examinations of any Tax Return of Pyramid or any consolidated, combined or unitary Tax Return in which Pyramid has joined.

      (c) There are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Pyramid or the filing of any state or local Tax Return and no written notice of any Claim for Taxes, whether pending or threatened, has been received. "Claim" means any actions, causes of action, suits, claims, complaints, demands, litigations, or legal, administrative or arbitral proceedings or investigations.

      (d) Pyramid is not a party to any agreement providing for the allocation or sharing of Taxes and is not otherwise liable or obligated to indemnify any Person with respect to any Taxes, other than the Tax Sharing Agreement, dated as of July 26, 2000, by and among Pyramid and Seller and its Affiliates.

      (e) There are no liens for Taxes upon the assets of Pyramid which are not provided for in the SAP Financial Statements.

      (f) Pyramid has recorded (or will record on or prior to the Closing Date) on its books adequate charges, accruals and reserves for all Taxes payable by, or in respect of, Pyramid, including on the SAP Financial Statements, the Estimated Statement and the Final Statement, for any Pre-Closing Tax Period for which no Tax Return has yet been filed or for which Taxes are not yet due and owing. Pyramid has made (or there has been made on its behalf) all required current estimated Tax payments sufficient to avoid any understatement penalties.

      (g) The Seller has previously delivered to Purchaser true and complete copies of (i) any audit reports issued in the five years prior to the date of this Agreement relating to Taxes due from or with respect to Pyramid; and (ii) all federal, state, local and foreign income or franchise Tax Returns of Pyramid (or, in the case of Tax Returns filed for an Affiliated Group, the portion of such Tax Returns relating to Pyramid) relating to the taxable periods ending in 1999, 2000 and 2001.

      (h) Since July 26, 2000, no claim has been made by a Taxing Authority in a jurisdiction where Pyramid does not file Tax Returns to the effect that Pyramid is or may be subject to taxation by that jurisdiction.

      (i) Since July 26, 2000, Pyramid is not subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other Taxing Authorities.

      (j) All Taxes that Pyramid has been or is required by Law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate Taxing Authority.

      (k) Since July 26, 2000, neither Pyramid nor any other Person on behalf of Pyramid has (i) agreed to, is required to make, or has any application pending requesting permission for, any changes in accounting methods or adjustments pursuant to Section 446(e), 481(a), 807(f) of the Code (or any predecessor provision) or any similar provision of state, local or foreign Law, nor has any knowledge that any Taxing Authority has proposed in writing any such change in accounting method or an adjustment, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of state, local or foreign Law with respect to Pyramid,
(iii) filed a consent pursuant to Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Pyramid, or
(iv)
granted to any Person any power of attorney that is currently in force with respect to any Tax matter relating to Pyramid.

      (l) No property owned by Pyramid is (i) property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code, (iii) "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code, (iv) subject to Section 168(g)(1)(A) of the Code; (v) "limited use property" within the meaning of Rev. Proc. 76-30, or (vi) subject to any provision of state, local or foreign Law comparable to any of the provisions listed above.

      (m) There are no employment, severance or termination agreements, other compensation arrangements or Employee Benefit Plans currently in effect which provide for the payment of any amount (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement that would give rise to a payment that is nondeductible by reason of
Section 280G or would be subject to withholding under Section 4999 of the Code.

      (n) Since January 1, 1996, Pyramid is not, nor has it ever been, a member of an Affiliated Group for federal, state, local or foreign tax purposes that filed or was required to file an affiliated, consolidated, combined or unitary Tax Return (other than an Affiliated Group, the common parent of which is either Seller or Unitrin, Inc), or has any liability for the Taxes of any person under Treasury Regulation Section 1.1502-6, 1.1502-78 or any comparable provision of state, local, or foreign Law (other than in respect of such Taxes relating to an Affiliated Group, the common parent of which is either Seller or Unitrin, Inc.).

      (o) Pyramid has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in (i) the two years prior to the date of this Agreement or (ii) a distribution which could otherwise constitute part of a "plan" or "series of related transaction" (which the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

      (p) The Seller is a "United States Person" within the meaning of Section 7701(a)(30) of the Code.

      (q) Since July 26, 2000, Pyramid has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code.

      (r) Since July 26, 2000, Pyramid neither has nor has had a permanent establishment in any foreign country, or has engaged in a trade or business in any foreign country that subjected it to Tax in such foreign country.

      (s) Section 2.12(s) of the Disclosure Schedule accurately sets forth , as of December 31, 2001, the amount of the shareholder surplus account and existing policyholders surplus account (as defined in Section 815 of the Code).

     (t) Pyramid is and has been taxable as a life insurance company within the meaning of Section 816 of the Code for the taxable period ending on or including the Closing Date and for all prior taxable periods for which the statute of limitations has not expired.

     (u) All life insurance contracts issued by Pyramid (whether developed or administered by or reinsured with any unrelated party) that are subject to
Section 7702 of the Code qualify as "life insurance contracts" within the meaning of Section 7702(a) of the Code.

     (v) All contracts issued by Pyramid (whether developed or administered by or reinsured with any unrelated party) that are subject to Section 817 of the Code and the Treasury Regulations promulgated thereunder have met the diversification requirements applicable thereof since the issuance of the contracts.

     (w) All annuity contracts issued by Pyramid (whether developed or administered by or reinsured with any unrelated party) that are subject to
Section 72(s) of the Code contain all of the necessary provisions of Section 72(s) of the Code.

     (x) Since July 26, 2002, the Tax treatment under the Code of all insurance or annuity policies, plans or contracts; all financial products, employee benefit plans (other than the Benefit Plans), individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, if any, issued or sold by Pyramid on or before the Closing Date is and at all times has been in all material respects the same as or more favorable to the purchaser, policyholder or intended beneficiaries thereof than the Tax treatment under the Code for which such policies, plans or contracts qualified or purported to qualify at the time of their issuance or purchase, except for changes resulting from changes to the Code which do not affect policies, plans or contracts due to the effective date thereof. For purposes of this Section 2.12(x), the provisions of the Code relating to the Tax treatment of such contracts shall include, but not limited to, Sections 72, 79, 101, 104, 105, 106, 125, 130, 264, 401, 403, 404, 408, 408A, 412, 415, 419,
419A, 457, 501, 505, 817, 818, 1035, 7702, 7702A and 7702B. Pyramid is and at
all times has been the owner for federal income Tax purposes of the assets in any segregated asset account underlying or supporting each variable annuity contract and each variable insurance policy.

     (y) Any life insurance contracts issued by Pyramid (whether developed or administered or reinsured with any unrelated party) which is a modified endowment contract under Section 7702A of the Code (each, a "MEC") has been marketed as such at all relevant times or the policyholder otherwise has consented to such MEC status.

     (z) Each reserve item with respect to Pyramid as set forth in the Tax Returns for the taxable periods ended December 31, 2000 and December 31, 2001 was determined correctly in accordance with the requirements of Sections 807, 811 and 846 of the Code, and has been consistently and corrected applied with respect to the filing of all Returns of or which include Pyramid for all taxable years for which the applicable statute of limitations has not expired and will be consistently and correctly applied with respect to Pyramid in the 2002 Returns when such Returns are filed.

     (aa) All annuity contracts issued by Pyramid (whether developed or administered by or reinsured with any unrelated party) that are provided under or connected with a plan described in Section 401(a), 403(a) or 403(b) of the Code or that is an individual retirement annuity or provided under an individual retirement account or annuity, satisfies the federal income Tax laws applicable to such annuity contract.

     (bb) There are no currently pending or, to the knowledge of Seller, threatened federal, state, provincial, local or foreign audits or other administrative or judicial proceedings with regard to the Tax treatment of any policy, contract, product or plan sold, issued or administered by Pyramid (whether developed by or reinsured with any unrelated third party).

     (cc) Pyramid is not a party to any hold harmless, sharing, allocation or indemnification agreement with respect to the Tax qualification or treatment of any policy, contract, product or plan sold, issued or administered by any insurance company (whether developed by or reinsured with any unrelated third party).

     (dd) Pyramid is a calendar-year taxpayer for federal income Tax purposes.

     (ee) To Seller's knowledge, Schedule 2.12(ee) of the Disclosure Schedule accurately sets forth any and all Tax Returns of or which include Pyramid (i) for which the Seller is responsible for the preparation and filing thereof and
(ii) for which the Purchaser is responsible for the preparation and filing thereof pursuant to Section 4.3(a) of this Agreement

     (ff) For purposes of this Section 2.12 and Section 4.3, unless otherwise provided, the following terms are defined as set forth below.

     "Affiliated Group" means any affiliated group within the meaning of Section 1504 of the Code or any comparable or analogous group under state, local or foreign Law.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     (gg) "Tax" or "Taxes" shall mean (i) any and all taxes, charges, fees, levies or other assessments, including, without limitation, those on or measured by gross income, net income, gross receipts, premium, privilege, excise, estimated, real or personal property, sales, withholding, employment, unemployment, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (including, without limitation, any state or local government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause as a result of Pyramid being a member of an affiliated, consolidated, combined or unitary group with any other corporation at any time on or prior to the Closing Date or by reason of being transferee or successor. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction

(foreign or domestic) with respect to Taxes. "Taxing Authority" shall mean any governmental authority (domestic or foreign) responsible for the imposition of Tax.

     (hh) For purposes of this Section any reference to Pyramid shall be deemed to include any Person which merged with or was liquidated into Pyramid or any other predecessor thereof.

     SECTION 2.13 INTELLECTUAL PROPERTY. Pyramid did not and does not utilize any patent, trademark, tradename, service mark, copyright, trade secret, know-how, or software material to Pyramid's operations as currently conducted except for those listed on Section 2.13 of the Disclosure Schedule (the "Pyramid Intellectual Property"), all of which are either owned or properly licensed by Pyramid and, in the case of Pyramid Intellectual Property owned by Pyramid, such ownership is free and clear of any and all Encumbrances. To the knowledge of Seller and Pyramid, Pyramid does not infringe upon or unlawfully or wrongfully use any patent, trademark, tradename, service mark, copyright or trade secret owned or claimed by another. Pyramid is not in default under, and has not received any notice of any claim of infringement or any other Claim or proceeding relating to any such patent, trademark, tradename, service mark, copyright, or trade secret. To the knowledge of Seller and Pyramid, no present or former employee of Pyramid and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, tradename, service mark or copyright, or in any application therefor, or in any trade secret, which Pyramid owns, possesses or uses in its operations as now or heretofore conducted. Section 2.13 of the Disclosure Schedule lists all material confidentiality or non-disclosure agreements to which Pyramid or any of Pyramid's employees is a party that relates to the business or operations of Pyramid. Pyramid has such ownership of or such rights by license, lease or other agreement to the Pyramid Intellectual Property as is necessary to permit it to conduct its business as currently conducted, except where the failure to have such rights could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty is made under this
Section 2.13 with respect to software or agreements included in the Assets or any intellectual property relating thereto.

     SECTION 2.14 CONTRACTS. Seller has delivered or made available to Purchaser copies of all written Material Agreements (as hereinafter defined). Each Material Agreement is in full force and effect and, to the knowledge of Seller and Pyramid, is valid and enforceable by Pyramid in accordance with its terms. All Material Agreements as of the date hereof are listed in Section 2.14 of the Disclosure Schedule. Pyramid is not in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement except for such defaults the effect of which could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. To the knowledge of Seller, Parent and Pyramid, no other Person is in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement except for such defaults the effect of which could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. As used in this Agreement, "Material Agreement" shall mean each agreement, arrangement, instrument, bond, commitment, franchise, indemnity, indenture, lease, license or understanding to which Pyramid is a party or to which any of its properties is subject, that: (i) obligates Pyramid to pay an amount in excess of $75,000 in any twelve-month period beginning after December 31, 2001; (ii) provides for the extension of credit by or to Pyramid in excess of $75,000; (iii) provides for a guaranty by

Pyramid of obligations of others in excess of $75,000; (iv) constitutes an employment agreement, severance agreement or personal service contract not terminable on less than sixty (60) days' notice without penalty; (v) constitutes a reinsurance agreement or treaty under which Pyramid is a reinsured or is the reinsurer; (vi) involves a compensation agreement with an insurance producer of the type described in Section 2.17 that contains deviations from the standard form disclosed in Section 2.17(a) of the Disclosure Schedule; or (vii) expressly limits, in any material respect, the ability of Pyramid to engage in any line of business, compete with any Person or expand the nature or geographic scope of its business. Notwithstanding the foregoing, the term "Material Agreement" does not include insurance policies issued by, or agreements with insurance agents and brokers entered into by, Pyramid in the ordinary course of business (other than the agreements referred to in clause (vi) above) or any agreements being transferred to, and assumed by Seller or its affiliates, pursuant to Section
1.2. Except as set forth in Section 2.14 of the Disclosure Schedule, no consent is required under any Material Agreement in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, no representation or warranty is made under this Section 2.14 with respect to any agreements included in the Assets.

     SECTION 2.15 LABOR MATTERS.

     (a) Pyramid is not a party to, or bound by, any labor or collective bargaining agreement and no employees of Ceres Administrators primarily involved in the Pyramid business are represented by any labor organization. Within the preceding two years, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the knowledge of Seller, Parent and Pyramid, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to the Employees.

     (b) There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or threatened in writing against Pyramid. There are no unfair labor practice charges, grievances or complaints pending, or to the knowledge of Seller, Parent or Pyramid, threatened in writing against Pyramid.

     (c) There has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment Retraining Notification Act ("WARN") with respect to the Employees within the six (6) months prior to Closing.

     SECTION 2.16 RESERVES. All insurance reserves reflected in the SAP Financial Statements have been computed in all material respects in accordance with SAP and in accordance with sound actuarial practices, consistently applied; it being understood that the foregoing representation relates to the practices used in computing reserves and does not and is not intended to constitute in any way a representation, warranty or guaranty as to the ultimate adequacy or sufficiency of the insurance reserves of Pyramid.

     SECTION 2.17 INSURANCE PRODUCERS.

     (a) Section 2.17(a) of the Disclosure Schedule sets forth a summary description of the standard form compensation arrangements in place on the date of this Agreement with classes of

Pyramid's insurance agents, managers, brokers and other producers. Seller has provided to Purchaser copies of each standard form of agreement referred to in such summary description.

     (b) Except as set forth in Section 2.17(b) of the Disclosure Schedule, Pyramid (exclusive of its independent agents) and, to the knowledge of Seller, Parent and Pyramid, Pyramid's independent agents, have marketed, sold and issued products of Pyramid in compliance with the insurance laws applicable to the business of Pyramid in the respective jurisdictions in which such products have been sold other than such failures to comply that could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. Except as set forth in Section 2.17(b) of the Disclosure Schedule, Pyramid has not received written notice as of the date of this Agreement of any review or investigation from any Governmental Entity of any marketing conduct and/or selling practices of Pyramid or its independent agents, other than periodic market conduct examinations arising in the ordinary course of business and Attorney General inquiries under such insurance laws arising in the ordinary course of business, and such other reviews or investigations which could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect.

     (c) Pyramid is not in default in the observance or performance of any term or obligation to be performed under its agency agreements except for such defaults the effect of which could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. To the knowledge of Seller, Parent and Pyramid, no agent is in default in the observance of any term or obligation to be performed under the relevant agency agreement with Pyramid (other than ordinary course of business defaults in obligation with respect to normal commission advances), except for such defaults the effect of which could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. Except as set forth in Section 2.17(c) of the Disclosure Schedule, to the knowledge of Seller, Parent and Pyramid no agent of Pyramid has asserted any material Claim against Pyramid for any compensation or other amounts (the "Agent Compensation") (other than sales commissions and advances in the ordinary course of business).

     SECTION 2.18 BOOKS AND RECORDS. Copies of all the minute books and stock record books have been delivered or made available to Purchaser for inspection and contain accurate records of all meetings of, and written consents by, the boards of directors (and any committees thereof) and shareholders of Pyramid from July 26, 2000 to the date hereof.

     SECTION 2.19 RELATED PARTY TRANSACTIONS. Section 2.19 of the Disclosure Schedule lists all contracts, agreements, obligations, commitments and liabilities between or among Pyramid and or/any of its affiliates, other than the agreements contemplated to be entered into in connection with this Agreement.

     SECTION 2.20 BROKERS OR FINDERS. None of Seller, Parent or Pyramid has retained or engaged any agent, broker, finder, investment banker, financial advisor or other similar firm or Person in connection with any of the transactions contemplated by this Agreement; provided, that Parent has entered into agreements with Cochran, Caronia & Co. and Friedman Billings Ramsey & Co., Inc. in connection with the transactions contemplated by this Agreement and these fees and expenses will be paid by Seller or Parent in accordance with Parent's agreements with such firms. The Board of Directors of Parent has received a financial advisor opinion that the consideration to be received for the sale of the Shares is fair, from a financial point of view, to Parent.

     SECTION 2.21 INSURANCE; REINSURANCE; CLAIMS AND SERVICE AGREEMENTS.

     (a) Section 2.21(a) of the Disclosure Schedule contains a complete and correct list of all types of insurance policy products issued by Pyramid on or after January 1, 1998 and currently in force or currently issuable by Pyramid. Seller has made or will make available to Purchaser complete and correct copies of all forms of insurance policy products material to Pyramid's current operations together with all forms of endorsements used in connection with such forms.

     (b) Section 2.21(b) of the Disclosure Schedule contains a complete and correct list of all reinsurance agreements to which Pyramid is a party. Copies of all such reinsurance agreements have been or will be made available to Purchaser.

     (c) Section 2.21(c) of the Disclosure Schedule contains a complete and correct list of all claims and service administration agreements to which Pyramid is a party. Copies of all such claims and service administration agreements have been or will be made available to Purchaser.

     (d) No default of or breach by Pyramid or, to the knowledge of Seller, Parent and Pyramid, by any other party under any such reinsurance agreement or claims and service administration agreement has occurred and, to the knowledge of Seller, Parent and Pyramid, no basis currently exists for the declaration of any default or termination right thereunder, except for agreements that, prior to the Closing Date, have or will have expired by their terms or have been terminated in accordance with this Agreement, and, to the knowledge of Seller, Parent and Pyramid, each party to such reinsurance agreement was, at the date each reinsurance agreement was executed and delivered, and is currently solvent and financially capable of fulfilling its obligation thereunder. Pyramid has not received any written notice that any such reinsurer will not pay, or has a valid defense to the payment of, any of its material payments under any such reinsurance agreement.

     (e) Pyramid has not written any insurance policy or coverage that does not comply in all material respects with any terms and conditions set forth for such insurance in the reinsurance agreement or agreements, if any, pursuant to which such policy or coverage is reinsured.

     SECTION 2.22 ENVIRONMENTAL MATTERS. Except as disclosed in Section 2.22 of the Disclosure Schedule, Pyramid has conducted and is conducting its business in compliance in all material respects with all applicable United States federal, state and local laws, regulations and requirements currently in force relating to the protection of the environment ("Environmental Laws") and there is no pending, or to the knowledge of Seller, Parent and Pyramid, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving Pyramid which could reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. There is no condition existing with respect to the release, emission, discharge or presence of hazardous substances in connection with the business of Pyramid or any of the properties currently or previously owned by Pyramid which could reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect. Pyramid has received all approvals, consents, licenses, and permits with respect to environmental matters necessary to carry on its business substantially as currently conducted, other than any such approvals, consents, licenses or permits the failure of which to receive could not reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect.

     SECTION 2.23 INSURANCE COVERAGE. Section 2.23 of the Disclosure Schedule summarizes the amount and scope of the insurance in force on the date hereof as to which Pyramid is a named insured insuring it against loss or liability. To the knowledge of Seller, Parent and Pyramid, no notice of cancellation or termination of any such insurance policy has been given and such insurance policies are in full force and effect in each case as of the date hereof.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser and Universal, jointly and severally, represent and warrant to Seller, at and as of the date hereof and again at and as of the Closing Date, as follows:

     SECTION 3.1 ORGANIZATION. Each of Purchaser and Universal is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     SECTION 3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Purchaser and Universal have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser and Universal of this Agreement, and the consummation of the transactions contemplated hereby by each of them, have been duly authorized by all necessary corporate proceedings, and no other corporate action on the part of Purchaser or Universal or their respective shareholders is necessary to authorize the execution and delivery by Purchaser or Universal of this Agreement and the consummation by either of them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and Universal (and assuming due and valid authorization, execution and delivery hereof by Seller and Parent) is a valid and binding obligation of Purchaser and Universal enforceable against Purchaser and Universal in accordance with its terms, except that: (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     SECTION 3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for: (a) filings pursuant to the HSR Act, (b) approvals or consents of Governmental Entities under insurance holding company laws of the State of Kansas, (c) filings of such pre-acquisition notifications as may be required in certain states, and (d) matters specifically described in the written schedule delivered by Purchaser to Seller at or prior to the execution of this Agreement and attached hereto (the "Purchaser's Consent Schedule"), neither the execution, delivery or performance of this Agreement by Purchaser or Universal nor the consummation by Purchaser or Universal of the transactions contemplated hereby will require on the part of Purchaser or Universal any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity. Except as described in Purchaser's Consent Schedule, neither the execution, delivery or performance of this Agreement by Purchaser or Universal nor the consummation by Purchaser or Universal of the transactions contemplated hereby will: (i) violate any provision of the charter or by-laws of Purchaser or Universal; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation that is material to Purchaser or Universal and to which Purchaser or Universal is a party or by which its properties or assets may be bound; (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Purchaser or Universal or any of its properties or assets; or (iv) except in the case of clauses (ii) and (iii) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain which could not reasonably be expect to have, individually or in the aggregate, a material adverse affect on the ability of Purchaser or Universal to perform their respective obligations under this Agreement.

     SECTION 3.4 ACQUISITION FOR INVESTMENT. Purchaser is acquiring the Shares solely for its own account and not with a view to any distribution or other disposition of such Shares, and the Shares will not be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended.

     SECTION 3.5 FINANCING. On the Closing Date, Purchaser and Universal will have sufficient funds and credit facilities available to them to finance the purchase of the Shares as contemplated by this Agreement, subject to the satisfaction of the closing conditions specified in Sections 6.1 and 6.2.

     SECTION 3.6 BROKERS OR FINDERS. None of Purchaser, Universal or any of their affiliates has retained or engaged any agent, broker, finder, investment banker, financial advisor or other similar firm or Person in connection with any of the transactions contemplated by this Agreement; PROVIDED, that Universal has entered into agreements with Banc of America Securities LLC and Raymond James and Associates, Inc. in connection with the transactions contemplated by this Agreement and those fees and expenses will be paid by Universal in accordance with its agreement with such firm. A special committee of the Board of Directors of Universal has received an opinion from Raymond James and Associates, Inc. that the consideration to be paid by Purchaser and Universal pursuant to this Agreement is fair to Universal from a financial point of view.

     SECTION 3.7 EXCLUSIVITY OF SELLER'S AND PARENT'S REPRESENTATIONS. In entering into this Agreement, each of Purchaser and Universal acknowledges and agrees that: (i) Seller and Parent make no representations or warranties relating in any way to Pyramid or the Shares except as specifically set forth in
Article II and the related Disclosure Schedule and none of Seller, Parent, Pyramid or any of their affiliates, or any persons acting on their behalf, have made or are authorized to make any other representations or warranties; and (ii) none of Seller, Parent, Pyramid or any of their affiliates shall be liable to Purchaser or Universal in contract, tort or otherwise for any information supplied to Purchaser or Universal or any statements made to Purchaser or Universal except for information or statements contained in Article II and the Disclosure Schedule subject, in each case, to the limitations and requirements for indemnification contained in this Agreement.

                                   ARTICLE IV
                                    COVENANTS

     SECTION 4.1 INTERIM OPERATIONS OF PYRAMID. Seller covenants and agrees that, except: (i) as contemplated by this Agreement, (ii) as disclosed in the Disclosure Schedule, or (iii) with the prior written consent of Purchaser (which, in the case of subsections (j), (k), (l) and in the case of subsection
(n), to the extent it relates to subsection (j), (k), or (l)(i) and does not relate to a reinsurance agreement, may not be unreasonably withheld, delayed or conditioned, and it being understood that in connection with any request for a consent with respect to any subsection of this Section 4.1, Seller will provide Purchaser with information in reasonable detail and with reasonable advance notice with respect to the matters relating to such request), after the date hereof and prior to the Closing Date:

     (a) the business of Pyramid shall be conducted only in the ordinary and usual course;

     (b) Pyramid will not amend its articles of incorporation or by-laws;

     (c) Pyramid will not: (i) split, combine or re-classify the Shares; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to the Shares; (iii) issue or sell any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, the Shares; or
(iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

     (d) Pyramid will not: (i) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend in any material respect any existing employee benefit plan sponsored by it, except as may be required by applicable law, or (ii) with respect to the Pyramid employees referred to in Schedule 4.4 hereto, increase any compensation, award or pay any bonuses or enter into or amend any employment, severance, termination or similar agreement with any of its present or future officers, directors or employees, except for normal compensation increases in the ordinary and usual course of business and the payment of cash bonuses to employees pursuant to and consistent with existing plans or practices;

     (e) except as may be required or contemplated by this Agreement or in the ordinary and usual course of business, Pyramid will not acquire, sell, lease or dispose of any assets which in the aggregate are material to Pyramid;

     (f) Pyramid will not: (i) incur or assume any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other Person except in the ordinary and usual course of business consistent with past practice in an amount not material to Pyramid; (iii) make any material loans, advances or capital contributions to, or investments in, any other Person other than in the ordinary and usual course of business consistent with past practice; (iv) pledge or otherwise encumber the Shares; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create any material Encumbrance of any kind with respect to any such asset (other than the pledge of securities, instruments or accounts with respect to the ordinary course of investment activities);

     (g) Pyramid will not: (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or any material assets thereof or any equity interest therein (other than purchases of marketable securities in the ordinary course of business); (ii) enter into any partnership, joint venture or similar business arrangement (other than purchases of marketable securities in the ordinary course of business);
(iii) authorize or make any new capital expenditures in excess of $50,000 in the aggregate except for those capital expenditures already planned or committed to on the date of this Agreement and which are listed in Section 4.1(g) of the Disclosure Agreement; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action which would be prohibited hereunder;

     (h) Pyramid will not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

     (i) Pyramid will not materially change its tax or financial accounting principles or methods used by it unless required by GAAP (as hereinafter defined), SAP or applicable law;

     (j) except in the ordinary course consistent with past practices, Pyramid will not sell, transfer or otherwise dispose of any investment securities in its investment portfolios;

     (k) Pyramid will not make or change any Tax election, seek any ruling or determination from any Taxing Authority or file any amended tax return or settle or compromise any Claim relating to Taxes;

     (l) Pyramid will not enter into or amend the terms of or terminate any (i) Material Agreement (other than an extension of the terms, or termination in accordance with the scheduled termination, of such Material Agreement) or (ii) contracts, agreements or arrangements with any affiliate, other than as specifically contemplated by this Agreement;

     (m) except for the settlement in the ordinary course of its business of claims made under insurance policies issued or assumed by Pyramid, Pyramid will not settle or compromise any claim or litigation, which after insurance reimbursement is material to Pyramid, without the prior written consent of Purchaser, which consent will not be unreasonably withheld;

     (n) Pyramid will not amend its standard forms of agency agreements or make any widespread changes in its existing agent agreements;

     (o) Pyramid will not materially change its underwriting or actuarial methods;

     (p) neither Seller nor Pyramid will authorize or enter into an agreement to do any of the foregoing; and

     (q) Seller shall use, and shall cause Pyramid to use, all commercially reasonable efforts to preserve intact the present business organization (including its agency force generally), reputation, and policyholder relations of Pyramid.

     SECTION 4.2 DUE DILIGENCE; ACCESS TO INFORMATION.

     (a) Each of Purchaser and Universal acknowledges that it has performed a due diligence review of Pyramid based on documents and other information supplied by or on behalf of Seller, Parent or Pyramid. Without limiting the generality of the foregoing, Purchaser and Universal acknowledge that it: (i) has been afforded reasonable access to the books, records, personnel, facilities and other things reasonably related to the Shares and the business and affairs of Pyramid; and (ii) has been given a reasonable opportunity to ask questions relating to the Shares and the business and affairs of Pyramid and to receive answers thereto. Each of Purchaser and Universal will hold any such information and all information it receives pursuant to Section 4.2(b) which is nonpublic in confidence in accordance with the provisions of the Non-Disclosure and Confidentiality Agreement between Parent and Universal, as amended (the "Confidentiality Agreement"). It is understood that the diligence review conducted by Purchaser and Universal shall not constitute a waiver of or affect their rights to seek relief under this Agreement.

     (b) Between the date hereof and the Closing Date, Seller shall cause Pyramid to give to Purchaser and its counsel, accountants and other authorized representatives and agents, full access, during regular business hours and upon reasonable advance notice, to Pyramid's premises, properties, contracts, books and records, and will cause Pyramid's officers and employees to furnish to Purchaser and its representatives, except where prohibited by law, any data and information pertaining, directly or indirectly, to Pyramid that Purchaser shall from time to time reasonably request, and shall permit Purchaser and its representatives to make extracts and copies thereof. Purchaser shall not exercise its rights under this Section 4.2 in such a manner as to unreasonably interfere with the ordinary operations of Pyramid.

     SECTION 4.3 TAX MATTERS.

     (a) Tax Returns. Seller shall prepare and file, or cause to be prepared and filed, on a timely basis and in a manner consistent with prior returns, all Tax Returns (and any amendments thereto) of or which include Pyramid for taxable periods ending on or before the Closing Date. The Seller shall remit (or cause to be remitted) any Taxes due with respect to such Returns. Purchaser shall prepare and file, or cause Pyramid to prepare and file, all Tax Returns (and any amendments thereto) for taxable periods ending after the Closing Date. Seller shall pay to Purchaser an amount equal to the Taxes for which Seller is liable pursuant to Section 4.3(d) but which are payable with Tax Returns to be filed by Purchaser at least 10 days prior to the earlier of (i) the date of filing of such Tax Return or (ii) the due date for the payment of Taxes with respect to which such Tax Return is filed.

     (b) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement ("Transactional Taxes") shall be split equally between the Seller and the Buyer to the extent of $10,000 but shall be borne entirely by Seller to the extent they exceed

$10,000. The Seller and Buyer shall provide each other with appropriate exemption certificates or direct pay certificates where possible, in the event that either the Seller or the Buyer shall pay any Transactional Taxes in excess of their share. The Seller or the Buyer shall reimburse the other party, no later than five (5) days from receipt by Seller or the Buyer, as the case may be, of notice of such payment, for any Transactional Taxes paid by the other party that should have been for the account of such party.

     (c) Tax Sharing. Any and all existing tax sharing agreements between Pyramid and any other Person, including any member of the Seller Group (as hereinafter defined) shall be terminated as of the Closing Date. After such date Pyramid, Seller and any affiliate of the Seller shall have no further rights or liabilities thereunder. This Agreement shall be the sole Tax Sharing Agreement relating to Pyramid and any other Person for all taxable periods ending on, prior to or which include the Closing Date.

     (d) Parent and Seller Indemnification. Parent and Seller shall be liable for, and shall indemnify and hold Purchaser and/or Pyramid and its respective officers, directors, agents and affiliates harmless from and in respect of any and all Losses (as hereinafter defined) in respect of (i) any and all Taxes of Pyramid payable for any taxable year or taxable period ending on or before the Closing Date and, in the case of a Straddle Period (as hereinafter defined), the portion of such Taxes that relates to the period ending on or before the Closing Date, but only to the extent such Taxes exceed the amount of Taxes recorded on the Final Statement as agreed to by the Purchaser or as determined by the Tax Accounting Firm, as the case may be; (ii) any and all Taxes imposed on Pyramid by reason of the liability of Pyramid pursuant to Treasury Regulations Sections 1.1502-6, 1.1502-78 (or any predecessor or successor thereof) or any analogous or similar provision under state, local or foreign Law; (iii) any tax sharing agreement in effect on or prior to the Closing Date; (iv) any and all Transactional Taxes for which Seller is responsible under Section 4.3(b); (v) any Tax of Pyramid by reason of being a successor in interest or transferee of another entity; and (vi) any Taxes that may arise as a result of the sale of Assets or the entering into of the Reinsurance Agreement as contemplated in Sections 1.2 or 4.14(c) of this Agreement. To appropriately apportion any income Taxes relating to any Straddle Period, the parties hereto shall apportion such income Taxes to the taxable period ending on or before the Closing Date by a closing of Pyramid's books at the close of business on the Closing Date, except that exemptions, allowances or deductions that are calculated on a time basis, such as the deduction for depreciation, shall be apportioned on a time basis and
(ii) all income Taxes relating to actions outside the ordinary course of business after the Closing on the Closing Date shall be apportioned to the period ending after the Closing Date. To appropriately apportion any non-income taxes relating to any Straddle Period, the parties hereto shall apportion such non-income taxes to the taxable period ending on or before the Closing Date as follows: (w) premium taxes shall be accrued based on statutory premium recorded in the SAP books and records of Pyramid, (x) AD VALOREM Taxes (including, without limitation, real and personal property taxes) shall be accrued on a monthly basis over the period for which such Taxes are levied, or if it cannot be determined over the period such Taxes are being levied, over the fiscal period of the relevant Taxing Authority, in each case irrespective of the lien or assessment date of such Taxes, (y) all Taxes relating to actions outside the ordinary course of business after the Closing on the Closing Date shall be apportioned to the period ending after the Closing Date, and (z) franchise and other privilege Taxes not measured by income shall be accrued on a monthly basis over the period to which the privilege relates.

     (e) Purchaser Indemnification. Except as otherwise provided in (a) above, the Purchaser and Pyramid shall be liable for, and shall indemnify and hold Seller and its affiliates and their respective officers, directors and agents harmless against (i) any and all Taxes imposed on Pyramid relating or apportioned to any taxable year or portion thereof ending after the Closing Date, (ii) any and all Transactional Taxes for which Buyer is responsible under
Section 4.3(b) and (iii) any Tax arising from any election by the Buyer or the Buyer's affiliates under Section 338 of the Code (or any similar provision of state, local or foreign Law) with respect to the transactions contemplated by this Agreement.

     (f) Refunds or Credits. Purchaser or Pyramid shall promptly pay to Seller any refunds or credits (including interest thereon) relating to Taxes for taxable periods ending on or prior to the Closing Date net of any Taxes payable with respect thereto, but only to the extent any such refund or credit exceeds the amount of Taxes that have been recorded on the Final Statement as agreed to by the Purchaser or as determined by the Tax Accounting Firm, as the case may be. For purposes of this Section (f), the terms "refund" and "credit" shall include a reduction in Taxes and the use of an overpayment of Taxes as an audit or other Tax offset. Receipt of a refund shall occur upon the filing of a return or an adjustment thereto using such reduction, overpayment or offset, or upon the receipt of cash. Upon the reasonable request of Seller, Purchaser shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such Taxes; PROVIDED, HOWEVER, that any claim for refund shall be prepared and filed in a manner consistent with past practice and Tax Return filings of Pyramid; and, PROVIDED, FURTHER, that Purchaser shall not be required to file such claims for refund to the extent such claims for refund could reasonably be expected to have, individually or in the aggregate, a Pyramid Material Adverse Effect in future periods or to the extent the claims for refund relate to a carryback of an item. Purchaser shall be entitled to all other refunds and credits of Taxes; PROVIDED, HOWEVER, it will not allow the amendment of any Tax Return relating to any Taxes for a period (or portion thereof) ending on or prior to the Closing Date or the carryback of an item to a period ending prior to Closing without Seller's prior written consent.

     (g) Mutual Cooperation. As soon as practicable, but in any event within 30 days after either Seller's or Purchaser's request, as the case may be, Purchaser shall deliver to Seller or Seller shall deliver to Purchaser, as the case may be, such information and other data relating to the Tax Returns and Taxes of Pyramid and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any Taxing Authorities with respect to any Tax Returns or taxable periods or to otherwise enable Seller, Purchaser or Pyramid to satisfy their accounting or Tax requirements. From and after the Closing until the applicable statute of limitations has expired, Purchaser and Seller shall, and shall cause their affiliates to, maintain and make available to the other party, on such other party's reasonable request, copies of any and all information, books and records referred to in this Section 4.3(g). After the applicable statute of limitations has expired (taking into account any agreements with any Taxing Authorities to extend said period), Purchaser or Seller may dispose of such information, books and records, provided that prior to such disposition, Purchaser or Seller shall give the other party prior written notice of its intent to dispose and the opportunity to take possession of such information, books and records. If Seller is responsible for filing an income Tax Return that requires the signature of an officer of Pyramid, Seller shall present a completed version of such return for the signature of the officer and shall supply any support for such return the officer may reasonably request. Such officer shall sign the return and deliver it to Seller not later than five (5) days after Seller's delivery to such officer of the completed return and any requested support for such return.

     (h) Contests. Whenever any Taxing Authority asserts a Claim, makes an assessment, or otherwise disputes the amount of Taxes for which Seller is or may be liable under this Agreement, Purchaser shall, if informed of such an assertion, promptly inform Seller, and Seller shall have the right to control any resulting proceedings (at its sole expense) and to determine whether and when to settle any such Claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Seller may be liable under the Agreement, PROVIDED, HOWEVER, should a settlement increase or could be reasonably expected to increase the amount of Taxes owed by Pyramid or its affiliates for taxable periods ending after the Closing Date or for which Purchaser is liable under this Agreement, then Seller must receive the consent of Purchaser prior to consummating any such settlement, which consent shall not be unreasonably withheld. Whenever any Taxing Authority asserts a Claim, makes an assessment or otherwise disputes the amount of Taxes for which Purchaser is liable under this Agreement, Purchaser shall have the right to control any resulting proceedings and to determine whether and when to settle any such Claim, assessment or dispute, PROVIDED, HOWEVER, should a settlement increase or could be reasonably expected to increase the amount of Taxes for which Seller is liable under this Agreement, then Purchaser must receive the consent of Seller prior to consummating any such settlement, which consent shall not be unreasonably withheld, conditioned or delayed.

     (i) Resolution of Disagreements Between Seller and Purchaser. If either Seller or Purchaser disagrees as to the amount of Taxes for which it may be liable under this Agreement, it shall promptly consult the other party to resolve such dispute. If any such point of disagreement cannot be resolved within 60 days of the date of the initial consultation, Seller and Purchaser shall within 10 days after such 60-day period jointly select a nationally recognized independent public accounting firm other than KPMG LLP, Ernst & Young or any other such firm then serving as the principal auditing firm for either Seller or Purchaser (the "Tax Accounting Firm"), to act as an arbitrator to resolve, within 60 days after its selection, all points of disagreement concerning Tax matters with respect to this Agreement and presented to such Tax Accounting Firm at the time of its selection. If the parties cannot agree on the selection of the Tax Accounting Firm within such ten-day period, then the parties shall request the American Arbitration Association to select a Tax Accounting Firm that so far as possible otherwise satisfies the requirements set out in this paragraph. All fees and expenses of the Tax Accounting Firm (and, if necessary, the fees and expenses of the American Arbitration Association) in rendering a decision hereunder shall be borne equally by the parties.

     (j) For purposes of this Section 4.3, unless otherwise provided, the following terms are defined as set forth below.

     "Seller Group" means the Affiliated Group of which Pyramid is a member and, with respect to any income or franchise Taxes, the consolidated, combined or unitary group of which Pyramid or any of its Affiliates is a member.

     "Straddle Period" means any taxable year or period beginning before and ending after the Closing Date.

     (k) Survival of Obligations. The obligations of the parties set forth in this Section 4.3 shall be unconditional and absolute, and shall remain in effect indefinitely subject to applicable statutes of limitation.

     SECTION 4.4 EMPLOYEE MATTERS.

     (a) Seller, through its affiliate Ceres Administrators, will retain all employees and employee benefit plans used in the business of Pyramid, with the exception of the Employees listed on Schedule 4.4 hereto ("Employees") who shall be offered employment by Purchaser on the Closing Date at the same current base salary and benefits comparable in the aggregate to their benefits immediately prior to Closing.

     (b) With respect to any employee benefits that are provided after the Closing Date by Purchaser to Employees under any of the employee benefit plans, programs, policies and arrangements, including vacation policies, of Purchaser or its affiliates ("Purchaser Plans"), service accrued by the Employees during their employment by Pyramid or Ceres Administrators prior to the Closing Date shall be recognized by Purchaser for purposes of determining eligibility and vesting in Purchaser Plans, but not for purposes of benefit accruals thereunder. Purchaser shall cause each Purchaser Plan to waive: (i) any preexisting condition restriction which was waived under the terms of any analogous benefit plan immediately prior to the Closing, or (ii) waiting period limitation which would otherwise be applicable to an Employee on or after the Closing to the extent such Employee had satisfied any similar waiting period limitation under an analogous Benefit Plan prior to the Closing. Such Employees shall also be given credit for any deductible or co-payment amounts paid in respect of the Benefit Plan year in which the Closing occurs, to the extent that, following the Closing, they participate in any Purchaser Plan for which deductibles or co-payments are required. For purposes of this Agreement, Employees shall include those persons who, as of immediately prior to the Closing Date, are on lay-off, disability or leave of absence, paid or unpaid but would otherwise constitute Employees.

     (c) Effective immediately prior to the Closing, Seller shall cause Pyramid to terminate its participation in all employee benefit plans sponsored or maintained by any affiliate of Pyramid, including Parent's 401k Savings Plan and appropriate welfare benefit plans, and will terminate or transfer to Seller or an affiliate, any employee benefit plan maintained by Pyramid.

     (d) Following the Closing: (i) Seller shall indemnify and hold Purchaser and its ERISA Affiliates harmless against all Losses (as defined in Section 5.1(a)) arising under or with respect to any Benefit Plan, including Losses arising out of or due to any inaccuracy of any representation or the breach of any warranty arising under Section 2.9, for any failure to comply with the notice and healthcare continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Benefit Plan, failure to comply with WARN and for any failure to make any required severance payment, in each case to the extent such Losses arise out of events or circumstances that occur on or prior to the Closing Date; and (ii) Purchaser shall indemnify and hold Seller and its ERISA Affiliates harmless against all Losses arising under or with respect to any Purchaser Plan, and for any failure to comply with the notice and healthcare continuation coverage requirements of
Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Purchaser Plan, in each case to the extent such Losses arise out of events or circumstances that occur after the Closing Date with respect to all Employees. For purposes of clause (ii) of the preceding sentence, ERISA Affiliate shall be determined by taking into account the change in ownership of Pyramid resulting from the transactions contemplated by this Agreement.

     (e) The obligations of the parties set forth in this Section 4.4 shall be unconditional and absolute, and shall remain in effect indefinitely subject to applicable statutes of limitation.

     SECTION 4.5 PUBLICITY. Purchaser and Seller will agree on mutually acceptable press releases with respect to the announcement of this Agreement and the transactions contemplated hereby. With respect to any other announcement, no party hereto nor any of their respective affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior agreement of the other party, except as may be required by law (in which case such party shall use reasonable efforts to inform the other parties hereto prior to such announcement).

     SECTION 4.6 APPROVALS AND CONSENTS; COOPERATION.

     (a) The parties hereto shall use all reasonable best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental approvals (including the Kansas Approval Order, the Nebraska Approval Order and the Pennsylvania Approval Order (each as hereinafter defined)) and third-party consents necessary or advisable to consummate the transactions contemplated by this Agreement, (it being understood that each party shall consult with the other in connection with any material modifications to the relevant regulatory filing to obtain the Kansas Approval Order, Pennsylvania Approval Order or the Nebraska Approval Order, and shall not modify such filings in any manner that would contravene such party's obligation to use reasonable best efforts to obtain such regulatory approvals as promptly as practicable). Purchaser and Seller shall have the right to review in advance, and shall consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Seller, Pyramid or Purchaser, as the case may be, and any of their respective affiliates, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement, PROVIDED, HOWEVER, that nothing contained herein shall be deemed to provide either party with a right to review any information provided to any Governmental Entity on a confidential basis in connection with the transactions contemplated hereby. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver to the other party a copy of each material notice, order, opinion and other item or correspondence received by such filing party from any Governmental Entity in respect of any such application (except for any confidential portions thereof).

     (b) Seller and Purchaser shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers, including, without limitation, under the HSR Act, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any other Governmental Entity in connection therewith.

     (c) Without limiting the generality of the foregoing, within five business days after the date hereof, Purchaser shall make a Form A filing with the Kansas Insurance Department with respect to the transactions contemplated hereby. Purchaser shall promptly make any and all other filings and submissions of information with state insurance departments which are required or requested by such insurance departments to obtain the approvals required by such insurance departments to consummate the transactions contemplated hereby. Seller agrees to furnish or to cause Pyramid to furnish Purchaser with such information and reasonable assistance as Purchaser may reasonably request in connection with its preparation of such Form A filing and other filings or submissions. Purchaser shall keep Seller apprised on a timely basis in reasonable detail of its actions with respect to all such filings and submissions and shall provide Seller with copies of such Form A filing and other filings or submissions in connection with the transactions contemplated by this Agreement, provided that Seller shall keep confidential any portions of such filings indicated by Purchaser as confidential.

     (d) Purchaser and Seller shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     SECTION 4.7 UPDATES BY SELLER. Prior to Closing, Seller shall give prompt notice to Purchaser of: (i) the occurrence of any event or circumstance that constitutes a Pyramid Material Adverse Effect, (ii) the occurrence or failure to occur of an event that would cause any condition to the consummation of the transactions contemplated by this Agreement not to be satisfied, (iii) any notice or other communication received by Seller or Pyramid relating to a default or event which, with notice or lapse of time or both, would become a default under any Material Agreement, and (iv) any matter which, if it had occurred prior to the date of this Agreement, would have been required to be included in the Disclosure Schedule.

     SECTION 4.8 INTERCOMPANY AGREEMENTS AND BALANCES. Except as otherwise expressly provided in this Section 4.8, as of or prior to the Closing, other than with respect to Taxes (which is governed by Section 4.3), Seller shall (i) settle, or cause to be settled, all intercompany balances between Pyramid, on the one hand, and Seller and any of Seller's other affiliates, on the other hand, and (ii) terminate, or cause to be terminated, each contract between Pyramid, on the one hand, and Seller and any of Seller's other affiliates, on the other hand.

     SECTION 4.9 GAAP FINANCIAL STATEMENTS. Within thirty (30) business days after the Closing Date, Seller shall cause to be prepared and delivered to Purchaser annual financial statements for Pyramid based upon generally accepted accounting principles ("GAAP") for the year ended December 31, 2002 (the "GAAP Financial Statements") and the independent auditors' report issued by Ernst & Young LLP relating to such GAAP Financial Statements. Within five (5) business days of Seller's delivery of the GAAP Financial Statements and auditors' report to Purchaser, Purchaser shall reimburse Seller for all costs and expenses reasonably incurred by Seller in connection with the preparation of the GAAP Financial Statements and auditors' report, including, without limitation, the fees and expenses charged by Ernst & Young LLP. Such reimbursement obligation shall survive any termination of this Agreement. Notwithstanding anything contained in this Section 4.9, Purchaser acknowledges and agrees that no representation or warranty is or shall be made by Seller with respect to the GAAP Financial Statements or any auditors' report or any information contained therein whatsoever.

     SECTION 4.10 COVENANT NOT TO NEGOTIATE SALE OF PYRAMID. During the period between the date of this Agreement and the Closing Date, unless the Agreement is otherwise terminated pursuant to Section 7.1 below, Seller and Parent shall not, and shall cause Pyramid and its and their respective officers, directors, employees, investment bankers, attorneys or other advisors or representatives not to, directly or indirectly, (i) solicit, initiate, encourage or accept the submission of any proposal or offer from any Person or party relating to (X) the acquisition of Pyramid or a material portion of the assets of Pyramid (whether by reinsurance or otherwise) or the Shares or (Y) any recapitalization, refinancing merger, consolidation, business combination or similar transaction involving Pyramid or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person or party to do or seek any of the foregoing. During such period, unless this Agreement is otherwise terminated, Seller will notify Purchaser immediately if any Person or party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing. Parent and Seller agree to immediately terminate, and to cause Pyramid and its and their respective advisors and representatives to terminate, all discussions and negotiations with any party other than Purchaser or its affiliates that relate to, or may reasonably be expected to lead to any such offer or proposal.

     SECTION 4.11 NON-SOLICITATION. From the Closing Date through the second anniversary thereof (the "Restricted Period"), each of Seller and Parent agrees that it will not, and will use all reasonable efforts to cause its affiliates not to, without the prior written consent of Purchaser, (i) solicit or hire any of the Employees (so long as they remain employed by Purchaser) or (ii) seek to induce any of the agents of Pyramid as of the Closing Date to terminate or materially reduce their activities in this capacity with Pyramid. During the Restricted Period, each of Purchaser and Parent agrees that it will not, and will use reasonable efforts to cause its affiliates not to, without the prior written consent of Seller, solicit or hire any employees of Ceres Administrators (other than the Employees hired pursuant to Section 4.4) who spend a material part of their time on activities relating to Pyramid (including the provision of services under the agreement referred to in Section 6.1(d)(i)).

     SECTION 4.12 [INTENTIONALLY LEFT BLANK]

     SECTION 4.13 COOPERATION ON FINANCING. Seller and Parent will, and will cause Pyramid to, cooperate as reasonably requested with Purchaser and Universal in connection with their proposed debt financing in connection with the transactions contemplated hereby, including providing information with respect to any offering memorandum or similar disclosure document and attendance at one or more investor meetings. Purchaser and Universal will promptly reimburse Seller, Parent and Pyramid for all reasonable out-of-pocket expenses incurred by any of them pursuant to this
Section 4.13.

     SECTION 4.14 ANCILLARY AGREEMENTS.

     (a) On the Closing Date, Pyramid and Seller shall enter into an agreement pursuant to which Seller shall administer all of the in-force policies of Pyramid as of the Closing Date and shall grant Pyramid the access to office space and equipment and the right to retain certain telephone numbers (the "TPA"). The TPA shall reflect the terms contained in Schedule 4.14(a) and shall contain such other customary, commercially reasonable terms and conditions for an agreement of this type.

     (b) On the Closing Date, Seller shall grant to Pyramid a non-exclusive, perpetual license to the proprietary administrative and claims processing software owned by Seller that is used in the administration of Pyramid's business (the "Software License"), which shall reflect the terms contained in
Schedule 4.14(b) and shall contain such other customary, commercially reasonable terms and conditions for a license of this type.

     (c) Immediately prior to the Closing Date, Pyramid and Seller shall enter into a reinsurance agreement (the "Reinsurance Agreement") pursuant to which Seller will reinsure on a 100% co-insurance basis (with subsequent conversion to assumption reinsurance, subject to receiving approvals), the insurance policies described in Schedule 4.14(c). Such co-insurance agreement will reflect the terms contained in Schedule 4.14(c) and shall contain such other customary, commercially reasonable terms for a reinsurance agreement of this type.

     SECTION 4.15 HANDLING OF CERTAIN INSURANCE CLAIMS. The parties contemplate that as of the Closing Date Pyramid will be removed as an insured from all insurance policies described in Section 2.23 of the Disclosure Schedule. With respect to any claim of Pyramid under such policies as of the Closing Date, Parent shall, if requested by Pyramid; submit any such claims to the relevant insurance companies and shall manage the claims process; PROVIDED, HOWEVER, that
(i) Pyramid will promptly notify Seller and Parent of all such claims and provide all information and support in connection therewith as reasonably requested by Parent, (ii) Pyramid shall promptly reimburse Parent for all reasonable out-of-pocket expenses incurred in connection with this Section 4.15, and (iii) Parent shall obtain the consent of Pyramid (which consent shall not be unreasonably withheld, conditioned or delayed). If any limits apply to amounts payable under any applicable insurance, payments thereunder shall be allocated among Pyramid, Parent and other affiliates of Parent on a first-come, first-served basis. Notwithstanding the foregoing, the parties recognize that any insurance claims relating to the Assets shall be for the benefit of Seller and deemed part of the Assets transferred to Seller.

                                    ARTICLE V
                                 INDEMNIFICATION

     SECTION 5.1 INDEMNIFICATION. Except as specifically provided in Section 5.1(g) hereof, none of the provisions of this Section 5.1 shall apply to the claims, obligations, liabilities, covenants, representations and warranties under Sections 1.2, 4.3, 4.4 or 2.12 (in the case of Section 2.12, to the extent indemnification with respect to the Losses relating to such claim may be sought under Section 4.3), which shall be governed solely by the terms of Sections 1.2,
4.3 or 4.4, as applicable.

     (a) Indemnification by Seller and Parent. Subject to the limits and other requirements set forth in this Section 5.1, Seller and Parent, jointly and severally, agree to indemnify, defend and hold Purchaser and Pyramid, and their respective officers, directors, agents and affiliates, harmless from and in respect of any and all liabilities, obligations, losses, damages, judgments, assessments, fines, settlements, costs and reasonable expenses including, without limitation, reasonable expenses of investigation and defense fees and disbursements of counsel and other professionals (collectively, "Losses"), that they may incur arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Seller contained in this Agreement or the Disclosure Schedule.

     (b) Indemnification by Purchaser and Universal. Subject to the limits and other requirements set forth in this Section 5.1, Purchaser and Universal, jointly and severally, agree to indemnify, defend and hold Seller, its officers, directors, agents and affiliates, harmless from and in respect of any and all Losses that they may incur arising out of or due to any inaccuracy of any representation or the breach of any warranty, covenant, undertaking or other agreement of Purchaser contained in this Agreement.

     (c) Survival of Representations, Warranties, Covenants and Agreements. The representations and warranties contained in Article II and Article III shall survive the Closing Date and will remain in full force and effect thereafter until May 31, 2004 except that the representations and warranties of Seller and Parent contained in (i) Section 2.12 shall survive until the date which is 30 days after the date upon which any related Claim is barred by all applicable statutes of limitations (including all periods of extension, whether automatic or permissive), except that the representations and warranties contained in subsection (x) of Section 2.12 shall not survive the Closing Date; (ii) Section
2.9 shall survive until the date upon which any related Claim is barred by all applicable statutes of limitations (including all periods of extension, whether automatic or permissive), and (iii) Section 2.3, which shall survive the Closing Date indefinitely. The covenants contained in Article IV shall survive the Closing Date and will remain in full force and effect until May 31, 2004 except as otherwise specifically provided in Article IV. All other agreements and undertakings in this Agreement shall survive the Closing Date indefinitely.

     (d) Limitations. Regardless of anything to the contrary contained in this
Agreement: (i) Purchaser, Pyramid and any other Persons referred to in Section 5.1(a) shall not be entitled to recover from Seller or Parent under this Section
5.1 unless and until the total of all claims for Losses with respect to any inaccuracy of any representations or the breach of any warranties, covenants, undertakings or other agreements exceeds $2,000,000 and then only for the amount by which such claims for Losses exceed $2,000,000; and (ii) Purchaser, Pyramid and such other Persons shall not be entitled to recover from Seller or Parent more than the Shares Purchase Price in the aggregate from Seller and Parent combined pursuant to this Section 5.1. For purposes of this Section 5.1 a breach of a representation or warranty contained in this Agreement shall be deemed to exist either if such representation or warranty is actually breached or (except in the case of any representation or warranty set forth in Sections 2.6, 2.7,
2.12 or 2.16) if such representation or warranty would have been breached if such representation or warranty had not contained any limitation or qualification as to materiality or Pyramid Material Adverse Effect.

     (e) Notice and Opportunity to Defend. If there occurs an event that a party asserts is an indemnifiable Loss pursuant to Section 5.1(a) or 5.1(b), the party seeking indemnification (the "Indemnitee") shall notify each other party obligated to provide indemnification (collectively, the "Indemnifying Party") promptly but in all cases within the applicable survival period specified in
Section 5.1(c). If such event involves any Claim or the commencement of any action or proceeding by a third Person, the Indemnitee will permit the Indemnifying Party to participate therein and, to the extent that it shall wish, to assume the defense thereof, PROVIDED, that the Indemnifying Party so notifies the Indemnitee not later than ten (10) business days after its receipt of such action or proceeding, with counsel reasonably satisfactory to the Indemnitee and, after notice to the Indemnitee of the Indemnifying Party's election to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnitee hereunder for any legal expenses of other counsel or any other expenses subsequently incurred by Indemnitee in connection with the defense thereof. The Indemnitee will cooperate fully with the Indemnifying Party and its counsel in the defense against any such Claim, action or proceeding. The Indemnitee shall have the right to participate at its own expense in the defense thereof but in no event shall an Indemnifying Party be liable for any settlement effected by the Indemnitee without its consent.

     (f) Adjustment for Insurance and Taxes. The amount which an Indemnifying Party is required to pay to, for or on behalf of an Indemnitee pursuant to this
Section 5.1 shall be adjusted (including, without limitation, retroactively):
(i) by any insurance proceeds actually recovered by or on behalf of such Indemnitee or any of its affiliates in reduction of the related indemnifiable Loss (the "Indemnifiable Loss"), and (ii) to take account of any tax benefit actually recognized as a result of any Indemnifiable Loss. If an Indemnitee or any of its affiliates shall have been indemnified under this Section 5.1 in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds or actually recognize any tax benefit in connection with such Indemnifiable Loss, then the Indemnitee shall promptly notify the Indemnifying Party of the amount and nature of such proceeds and benefits and pay to the Indemnifying Party the amount of such insurance proceeds or tax benefit but in no event more than the amount previously received by the Indemnitee under this
Section 5.1 in respect of the Indemnifiable Loss.

     (g) The Purchaser and Seller agree that any payments made under Section 4.3 or under Section 5.1 shall be treated by the parties hereto for federal, state and local income Tax purposes (whether foreign or domestic) as a nontaxable reimbursement or purchase, price adjustment, except to the extent that contrary treatment is required by Law. If, notwithstanding the foregoing treatment by the parties, any indemnity payment is determined to be taxable to the indemnified party by any Taxing Authority, the indemnifying party shall also indemnify the indemnified party for any increase in Tax liability by reason of receipt of the indemnity payment (including any payment made under this Section 5.1(g)).

     (h) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnitee against any third party in respect of the Loss to which the payment relates; provided, however, that until the Indemnitee recovers full payment of its Loss, any and all Claims of the Indemnifying Party against any such third party on account of such payment are hereby made expressly subordinated and subjected in right of payment of the Indemnitee's rights against such third party. Without limiting the generality of any other provision hereof, each Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation and subordination rights.

     (i) No party hereto shall have any right to set-off any Losses against any payments to be made by such party or parties pursuant to this Agreement, except as otherwise expressly provided herein.

     (j) Following the Closing, the indemnification provided for in Section 5.1 hereof shall be the sole and exclusive remedies of the parties and their respective officers, directors, employees, affiliates, agents, representatives, successors and assigns for any inaccuracy of any representation or any breach of any warranty, covenant, undertaking or other agreement contained in this Agreement (except for the covenants contained in Sections 4.3 and 4.4, which are separately governed by the terms thereof) and no party shall be entitled to a recission of this Agreement or to any further rights or remedies of any nature whatsoever in respect thereof (whether by contract, common law, statute, law, regulation or otherwise) all of which the parties hereto hereby waive; PROVIDED nothing herein is intended to waive any Claims for intentional fraud.

                                   ARTICLE VI
                                   CONDITIONS

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE CLOSING. The obligations of the parties to consummate the Closing are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

     (a) no arbitrator or Governmental Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the sale and transfer of the Shares by Seller to Purchaser under this Agreement;

     (b) any waiting period applicable to the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

     (c) all authorizations, approvals or consents required to permit the consummation of the transactions contemplated hereby (including an order of the Kansas Insurance Department approving the acquisition of control of Pyramid as contemplated hereby, the "Kansas Approval Order") shall have been obtained and be in full force and effect, except where the failure to have obtained any such authorizations, approvals or consents would not have a Pyramid Material Adverse Effect; and

     (d) each of Pyramid and Seller shall have duly executed and delivered the Transition Agreement, the Software License and the Reinsurance Agreement.

     SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND UNIVERSAL. The obligations of Purchaser and Universal to consummate the transactions contemplated hereby are subject to the satisfaction (or waiver by Purchaser) of the following further conditions:

     (a) the representations and warranties of Seller and Parent in this Agreement that are not qualified as to materiality shall be true in all material respects as of the Closing Date as if made at and as of such time (except for representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need to be true in all material respects only as of such date or with respect to such period);

     (b) the representations and warranties of Seller and Parent in this Agreement that are qualified as to materiality shall be true in all respects as of the Closing Date as if made at and as of such time (except for representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need to be true in all respects only as of such date or with respect to such period);

     (c) Seller and Parent shall have performed in all material respects the obligations hereunder required to be performed by them at or prior to the Closing Date;

     (d) Pyramid shall not have suffered any Pyramid Material Adverse Effect;

     (e) Each member of Pyramid's board of directors shall have tendered his resignation as a director in writing, effective as of the Closing;

     (f) Purchaser and Universal shall have received a certificate signed by the President or a Vice President of each of Seller and Parent, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a),
(b), (c) and (d) of this Section 6.2 have been satisfied, PROVIDED THAT, the officer signing such certificate shall not be personally liable for its contents; and

     (g) Pyramid shall have secured written consents or waivers under, or amendments of, all Material Agreements requiring any such consents, waivers or amendments as the result of the transfer of the Shares pursuant to this Agreement, all in a manner reasonably satisfactory in form and substance to Purchaser in order to permit the consummation of the transactions contemplated by this Agreement without adversely affecting the rights of Pyramid under any such Material Agreement unless, in the reasonable opinion of Purchaser, any such adverse effects, considered in the aggregate, would not result in a Pyramid Material Adverse Effect; and

     (h) The capital and surplus (excluding AVR and IMR) of Pyramid estimated at Closing (excluding any effect thereon from the sale of the Assets pursuant to this Agreement) shall equal or exceed $17,657,523. The term "AVR" means the Asset Valuation Reserve set forth in the balance sheet of Pyramid in accordance with SAP. The term "IMR" means the Interest Maintenance Reserve set forth on the balance sheet of Pyramid in accordance with SAP.

     (i) There shall not have occurred (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (3) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States, or (4) any limitation (whether or not mandatory) by any governmental or regulatory authority on, or any other event which has a material adverse effect on the extension of credit by banks or other lending institutions in the United States, as a result of which Bank of America, N.A. ("Bank of America") has declined to provide financing under clause (f) of the third full paragraph on Page 2 of its commitment letter dated December 20, 2002 among Universal, Bank of America and Banc of America Securities LLC.

     (j) Purchaser shall have received an approval from the Pennsylvania Insurance Department reasonably satisfactory to it (the "Pennsylvania Approval Order") of a permitted accounting practice previously disclosed to Seller in connection with the transactions contemplated this Agreement (it being understood that Purchaser has described to Seller its current intentions as to what such approval should cover).

     SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF SELLER AND PARENT. The obligations of Seller and Parent to consummate the transactions contemplated hereby are subject to the satisfaction (or waiver by Seller) of the following further conditions:

     (a) the representations and warranties of Purchaser and Universal in this Agreement that are not qualified as to materiality shall be true in all material respects as of the Closing Date as if made at and as of such time (except for representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need to be true in all material respects only as of such date or with respect to such period);

     (b) the representations and warranties of Purchaser and Universal in this Agreement that are qualified as to materiality shall be true in all respects as of the Closing Date as if made at and as of such time (except for representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need to be true in all respects only as of such date or with respect to such period);

     (c) Purchaser and Universal shall have performed in all material respects all of the obligations hereunder required to be performed by them, at or prior to the Closing Date;

     (d) Seller and Parent shall have received a certificate signed by the President or a Vice President of each of Purchaser and Universal, dated as of the Closing Date, to the effect that the conditions set forth in paragraphs (a),
(b) and (c) of this Section 6.3 have been satisfied, PROVIDED THAT, the officer signing such certificate shall not be personally liable for its contents; and

     (e) Seller and Parent shall have received (i) an approval from the Nebraska Insurance Department reasonably satisfactory to Seller and Parent of a special dividend of a portion of the proceeds from the sale of the Shares, the Reinsurance Agreement and the sale of the Assets (the "Nebraska Approval Order"), and (ii) necessary waivers or amendments under Parent's bank lending agreements reasonably satisfactory to them to permit the transactions contemplated by this Agreement (it being understood that Seller has described to Purchaser its current intentions as to what such approvals, waivers or amendments should cover).

                                   ARTICLE VII
                                   TERMINATION

     SECTION 7.1 TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing Date:

     (a) by the mutual consent of Seller and Purchaser;

     (b) by Seller or Purchaser;

          (i) if the Closing shall not have occurred on or prior to March 31, 2003; (the "Termination Date"); PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 7.l(b)(i) shall not be available to any party whose intentional failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

          (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

     (c) by Seller if Purchaser: (i) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein, or (ii) breaches its representations and warranties in any material respect such that the conditions set forth in Section 6.1 or Section 6.3 would not be satisfied, and any such breach is not curable or has not been cured by Purchaser within 20 days following receipt by Purchaser of notice of such breach; or

     (d) by Purchaser if Seller: (i) breaches or fails in any material respect to perform or comply with any of their material covenants and agreements contained herein, or (ii) breaches its representations and warranties in any material respect and such breach would have a Pyramid Material Adverse Effect, in each case such that the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied, and any such breach is not curable or has not been cured by Seller within 20 days following receipt by Seller of notice of such breach.

     SECTION 7.2 PROCEDURE FOR AND EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by Seller or Purchaser pursuant to
Section 7.1 hereof, written notice thereof shall forthwith be given to the other party. If the transactions contemplated by this Agreement are terminated as provided herein:

     (a) each party will return all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

     (b) all confidential information received by any party hereto with respect to the business of any other party or its subsidiaries or affiliates shall be treated in accordance with the provisions of the Confidentiality Agreement, which shall survive the termination of this Agreement; and

     (c) neither party to this Agreement will have any liability under this Agreement to the other except: (i) as stated in subparagraphs (a) and (b) of this Section 7.2, (ii) as stated in Section 4.9 above, (iii) for any willful breach of any provision of this Agreement, and (iv) as provided in the Confidentiality Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     SECTION 8.1 GOVERNING LAW AND CONSENT TO JURISDICTION. The laws of the State of New York (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties. Each of the parties hereto irrevocably submits to the nonexclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the State of New York (and the New York State and federal courts having jurisdiction over appeals therefrom) in respect of the transactions contemplated by this Agreement, the other agreements and documents referred to herein and the transactions contemplated by this Agreement and such other documents and agreements.

     SECTION 8.2 AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein.

     SECTION 8.3 NOTICES. All notices, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered: (a) by hand or by Federal Express or a similar overnight courier, (b) by United States certified mail as evidenced by a signed return receipt, or (c) by facsimile transmission as evidenced by a machine-generated printout indicating successful transmission of the entire document (with a confirming copy of such communication to be sent as provided in clauses (a) or (b) above), to the party for whom intended at the address or fax number set forth below (or at such other address or fax number for a party as shall be specified by like notice, PROVIDED, HOWEVER, that any notice of change of address or fax number shall be effective only upon receipt):

     (a) if to Purchaser or Universal, to:

         [Pennsylvania Life Insurance Company or
         Universal American Financial Corp.]
         Six International Drive, Suite 190
         Rye Brook, New York 140573

         Telephone: 914-934-8820
         Fax:  914-934-2949
         Attention:  Robert A. Waegelein

         With a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153

         Telephone:  212-310-8000
         Fax:  212-310-8007
         Attention:  Marita A. Makinen, Esq.

     (b) if Seller or Parent, to:

         [Continental General Insurance Company
         or Ceres Group, Inc.]
         Ceres Group, Inc.
         17800 Royalton Road
         Strongsville, Ohio 44136

         Telephone  (440) 572-2400
         Fax:  (440) 572-4500
         Attention:  General Counsel

         With a copy to:

         Sidley Austin Brown & Wood
         Bank One Plaza
         10 South Dearborn Street
         Chicago, Illinois  60603

         Telephone:  (312) 83-7437
         Fax:  (312) 853-7036
         Attention:  John J. Sabl, Esq.

     SECTION 8.4 INTERPRETATION.

     (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders. The phrase "to the knowledge of" or any similar phrase shall mean such facts and other information which as of the date of determination are actually known to any vice president or chief financial officer and any officer superior to any of the foregoing, of the referenced party. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 20, 2002. As used in this Agreement, the term "business day" means a day, other than a Saturday or a Sunday, on which banking institutions in New York City are required to be open. The word "including" in this Agreement shall mean "including, without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     (b) The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement, but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

     (c) Headings are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

     SECTION 8.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

     SECTION 8.6 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement and the Disclosure Schedule (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) except as expressly provided herein, are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     SECTION 8.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 8.8 SERVICE OF PROCESS. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 8.1 hereof in any such action or proceeding by mailing copies thereof by certified United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 8.3 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

     SECTION 8.9 ASSIGNMENT. Except as otherwise expressly provided in this Section, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Purchaser may assign its right to acquire the Shares to a wholly-owned subsidiary of Purchaser, but Purchaser shall remain liable for all of its obligations under this Agreement. In addition, Seller may assign its rights to acquire all or part of the Assets and assume all or part of the Liabilities, to an affiliate thereof, but Seller shall remain liable for all of its obligations under this Agreement with respect to such Assets and Liabilities. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

     SECTION 8.10 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated hereby, this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby is consummated.

     SECTION 8.11 WAIVERS. Except as otherwise provided in this Agreement, any failure of either party to comply with any obligation, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by such other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 8.12 FURTHER ASSURANCES. Seller and Purchaser agree that, from time to time after Closing, upon reasonable request of the other, they shall cooperate, and shall cause their respective affiliates to cooperate, with each other to effect the orderly transition of the transfer of the business and operations of Pyramid to Purchaser and the transfer of the Assets from Pyramid to Seller. Without limiting the generality of the foregoing, (a) Seller shall give, and shall cause its affiliates to give, representatives of Purchaser reasonable access to all books and records of Seller and its affiliates reasonably requested by Purchaser in the preparation of post-Closing financial statements, reports or Tax Returns of Pyramid or necessary for Purchaser to make required filings or to respond to any audit or inquiry of any governmental or regulatory body; and (b) Purchaser shall give, and shall cause its affiliates to give, representatives of Seller reasonable access to all pre-Closing books and records of Pyramid reasonably requested by Seller in preparation of any post-Closing financial statements, reports or Tax Returns of Seller or necessary for Seller to make any required filings or to respond to any audit or inquiry of any governmental or regulatory body. After the Closing, Seller and Purchaser shall use commercially reasonable efforts to cooperate with the other in connection with any proceeding, investigation, examination, audit, action or other similar matter relating to Pyramid or its business or operations; provided that the party requesting such cooperation shall reimburse the other for any out-of-pocket expenses incurred in connection therewith.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

CONTINENTAL GENERAL INSURANCE COMPANY



By:  /s/ George A. Gehringer
    ----------------------------------------
Name: George A. Gehringer
      --------------------------------------
Title: President
       -------------------------------------



CERES GROUP, INC.



By:  /s/ Thomas J. Kilian
    ----------------------------------------
Name: Thomas J. Kilian
      --------------------------------------
Title: President and Chief Executive Officer
       -------------------------------------



UNIVERSAL AMERICAN FINANCIAL CORP.



By: /s/ Richard A. Barasch
    ----------------------------------------
Name: Richard A. Barasch
      --------------------------------------
Title: CEO
       -------------------------------------



PENNSYLVANIA LIFE INSURANCE COMPANY



By: /s/ Richard A. Barasch
    ----------------------------------------
Name: Richard A. Barasch
      --------------------------------------
Title: CEO
       -------------------------------------

            ANNEX A -- INDEX OF DEFINED TERMS (NOT PART OF AGREEMENT)


Term                                                                     Section
----                                                                     -------

Accounting Firm....................................................          1.5
Affiliate..........................................................         2.10
Agent Compensation.................................................      2.17(c)
Agreement..........................................................     Preamble
Assessments........................................................       2.6(b)
Asset Purchase Price...............................................          1.4
Assets.............................................................       1.2(a)
AVR................................................................       6.2(h)
Balance Sheet Date.................................................          2.7
Benefit Plans......................................................       2.9(b)
Bank of America....................................................       6.2(i)
Capital Adjustment.................................................          1.3
Ceres Administrators...............................................       2.9(a)
Certificate of Authority...........................................      2.11(c)
Claim..............................................................      2.12(c)
Closing............................................................          1.6
Closing Date.......................................................       1.6(a)
Confidentiality Agreement..........................................       4.2(a)
Control............................................................         2.10
Disclosure Schedule................................................    1st P. of
                                                                      Article II
Employees..........................................................       4.4(a)
Encumbrances.......................................................          2.3
Environmental Laws.................................................         2.22
ERISA Affiliate....................................................       2.9(b)
Estimated Closing Statement........................................          1.3
Final Statement....................................................          1.5
GAAP...............................................................          4.9
GAAP Financial Statements..........................................          4.9
Governmental Entity................................................          2.5
HSR Act............................................................          2.5
IMR................................................................       6.2(h)
Indemnifiable Loss.................................................       5.1(f)
Indemnifying Party.................................................       5.1(e)
Indemnitee.........................................................       5.1(e)
Kansas Approval Order..............................................       6.1(c)
Liabilities........................................................       1.2(c)
Losses.............................................................       5.1(a)
Material Agreement.................................................         2.14
Nebraska Approval Order............................................       6.3(e)
Parent.............................................................     Preamble
Person.............................................................       2.2(b)

Term                                                                     Section
----                                                                     -------
Purchaser..........................................................     Preamble
Pennsylvania Approval Order........................................       6.2(j)
Purchaser Plans....................................................       4.4(b)
Purchaser's Consent Schedule.......................................          3.3
Pyramid............................................................     Preamble
Pyramid Intellectual Property......................................         2.13
Pyramid Material Adverse Effect....................................       2.1(a)
Reinsurance Agreement..............................................         4.14
Required Permits...................................................      2.11(b)
Restricted Period..................................................         4.11
SAP................................................................       2.6(a)
SAP Financial Statements...........................................       2.6(a)
Seller.............................................................     Preamble
Shares Purchase Price..............................................          1.3
Software License...................................................         4.14
Surplus Valuation Date.............................................          1.5
Tax Accounting Firm ...............................................       4.3(i)
Tax or Taxes.......................................................      2.12(f)
Tax Return.........................................................      2.12(f)
Termination Date...................................................    7.1(b)(i)
TPA................................................................         4.14
Universal..........................................................     Preamble
Valuation Date Capital and Surplus.................................          1.3
WARN...............................................................      2.15(c)





                                      - 2 -